Exhibit 99.2

EXECUTION VERSION

INDENTURE

Dated as of December 12, 2018

among

CCF HOLDINGS LLC,

as Issuer

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,

as Trustee

10.750% SENIOR PIK NOTES DUE 2023

Section 12.13	Counterpart Originals	97
Section 12.14	Table of Contents, Headings	97
Section 12.15	U.S.A. Patriot Act	97

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange

RECONCILIATION OF TIA PROVISIONS

Reconciliation and tie between the Trust Indenture Act of 1939 and this Indenture, dated as of December, 2018.

TIA Section		Indenture Section
303		1.05
310	(a)(1)	8.09
	(a)(2)	8.09
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	8.09
	(b)	8.09
311	(a)	8.10
	(b)	8.10
312	(a)	2.05
	(b)	12.02
	(c)	12.02
313	(a)	8.13
	(b)	8.13
	(b)(1)	8.13
	(b)(2)	8.06; 8.13
	(c)	8.13; 12.01
	(d)	8.13
314	(a)	5.04

v

	(a)(4)	5.03
	(b)	N.A.
	(c)(1)	12.03
	(c)(2)	12.03
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.03; 12.04
	(f)	N.A.
315	(a)	8.01(b); 8.02
	(b)	8.05; 12.01
	(c)	8.01(a)
	(d)	8.01(c)
	(e)	7.14
316	(a) (last sentence)	2.09
	(a)(1)(A)	7.05
	(a)(1)(B)	7.04
	(a)(2)	N.A.
	(b)	7.07
	(c)	1.04(e)
317	(a)(1)	7.08
	(a)(2)	7.12
	(b)	2.04
318	(a)	N.A.
	(b)	N.A.
	(c)	N.A.

N.A. means Not Applicable.

Note: This Reconciliation and tie shall not, for any purposes, be deemed to be part of this Indenture.

INDENTURE, dated as of December 12, 2018, among CCF Holdings LLC, a Delaware limited liability company (the “Issuer”), and American Stock Transfer & Trust Company, LLC, as Trustee.

W I T N E S E T H

WHEREAS, the Issuer has duly authorized the creation of an issue of $276,940,398 aggregate principal amount of 10.750% Notes due 2023 (the “Initial Notes”) and the PIK Notes (as defined herein); and

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture;

NOW, THEREFORE, the Issuer and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE I

DEFINITIONS

Section 1.01    Definitions.

“Additional Financing Units” means Additional Financing Units as such term is defined in the LLC Agreement, or any other Units of the Issuer into which such Additional Financing Units shall be reclassified or changed.

“Acquired Indebtedness” means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged or amalgamated with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging or amalgamating with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar or Paying Agent.

“Attributable Debt” in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the interest rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided that if such interest rate cannot be determined in accordance with GAAP, the present value shall be discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended); provided,  however, that if such Sale and Lease-Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation”.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Board”, with respect to a Person, means the board of directors (or similar body) of such Person or any committee thereof duly authorized to act on behalf of such board of directors (or similar body) and, with respect to the Issuer, the Board as defined in the LLC Agreement.

“Bondholder Intermediate Holdco” means CCF Intermediate Holdings LLC, a Delaware limited liability company.

“Bondholder NewCo Option Event” means the earlier of (x) the Business Day that is immediately prior to the expected or anticipated closing or effective date of any Change of Control Transaction and (y) the date that is the Maturity Date, or, if such date is not a Business Day, the Business Day immediately prior to the Maturity Date.

“Bondholder OpCo” means CCF OpCo LLC, a Delaware limited liability company.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” means:

(1)        in the case of a corporation, corporate stock;

(2)        in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)        in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)        any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that any lease that would be characterized as an operating lease in accordance with GAAP on the Issue Date (whether or not such operating lease was in effect on such date ) shall continue to be accounted for as an operating lease (and not a capital lease) for purposes of this Indenture regardless of any change in GAAP following the Issue Date that would otherwise require such lease to be recharacterized (on a prospective or retroactive basis or otherwise) as a capital lease.

“Cash Equivalents” means:

(1)        United States dollars or Canadian dollars;

(2)        (a)       euro, pounds sterling or any national currency of any participating member state of the EMU; or

(b)        in the case of any Foreign Subsidiary, such local currencies held by such Foreign Subsidiary from time to time in the ordinary course of business;

(3)        securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition;

(4)        certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank (any such instrument, a “Qualifying Bank Instrument”); provided that, with respect to any Qualifying Bank Instrument held by (x) the Issuer or any Domestic Subsidiary, the applicable commercial bank is a U.S. commercial bank having capital and surplus of not less than $500,000,000 and (y) any Foreign Subsidiary, the applicable commercial bank is a U.S. commercial bank having capital and surplus of not less than $500,000,000 or a non-U.S. commercial bank having capital and surplus of not less than $100,000,000 (or the U.S. dollar equivalent thereof as of the date of determination);

(5)        repurchase obligations for underlying securities of the types described in clause (3) or (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)        commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 12 months after the date of creation thereof;

(7)        marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 12 months after the date of acquisition thereof;

(8)        investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above and (9) through (11) below; provided that Qualifying Bank Instruments with any non-U.S. commercial bank and any securities described under clause (11) below, in each case, shall only be counted towards such 95% requirement to the extent that the holder of such investment fund is a Foreign Subsidiary;

(9)        Indebtedness or Preferred Stock issued by Persons (other than the Issuer or any Affiliate of the Issuer) with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition;

(10)      Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; and

(11)      in the case of any Foreign Subsidiary, readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from Moody’s and S&P (or, if at any time either Moody’s or S&P shall not be rating such obligations, an equivalent rating from another Rating Agency) maturing within 12 months of the date of acquisition thereof.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) or (2) above, provided that such amounts are converted into any currency described in either clause (1) or (2) above as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1)        the sale, lease or other transfer, in one transaction or a series of related transactions, of all or substantially all of the consolidated assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s Subsidiaries or a Qualified Noteholder;

(2)        the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a Qualified Noteholder, in a single transaction or in a related series of transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Issuer;

(3)        the Issuer ceases to own directly 100% of the outstanding Capital Stock of Bondholder Intermediate Holdco;

(4)        Bondholder Intermediate Holdco ceases to own directly 100% of the outstanding Capital Stock of Bondholder Opco; or

(5)        A Change of Control Transaction described in clause (5) of the definition of Change of Control Transaction.

Notwithstanding the foregoing, it shall not be a “Change of Control” arising under clause (2) of the foregoing, if a Person or group (i) acquires or holds 50% or more of such voting power solely as a result of a redemption and subsequent issuance of Class B Common Units to the Issuer in accordance with and pursuant to Section 9.5 (or any successor provision) of the LLC Agreement or (ii) for the avoidance of doubt, possesses or exercises any right to vote or consent in respect of any matter or to nominate or appoint Managers solely pursuant to the LLC Agreement but does not beneficially own 50% or more of the Voting Stock of the Issuer.  For purposes of this definition, any direct or indirect holding company of the Company shall not itself be considered a “Person” or “group” for purposes of clause (2) above, provided that no “Person” or “group” beneficially owns, directly or indirectly, more than 50.0% of the total voting power of the Voting Stock of such holding company.

“Change of Control Transaction” means (whether or not it constitutes a “Change of Control” as defined herein) the consummation of any of the following:

(1)        any recapitalization, reclassification or change of the Class A Common Units or similar transaction concerning the Class A Common Units (other than changes resulting from a subdivision, stock or unit split or stock or unit combination) as a result of which the Class A Common Units would be or are converted into, or exchanged for, stock, other securities, other property or assets;

(2)        any equity interest exchange, consolidation or merger of the Issuer pursuant to which all or any portion of, or any class of, Common Units (other than a transaction affecting solely Class C Common Units or Class M Common Units) will be converted into cash, securities or other property or assets;

(3)        a Change of Control described in clauses (1) or (2) of the definition of Change of Control (excluding for these purposes, the last sentence of the definition of Change of Control);

(4)        any transaction, agreement, contract or understanding, whether or not conditional, of which the Board or senior management of the Issuer has become aware (upon such awareness), pursuant to which the power to appoint the majority of the members of the Board is transferred to a Person other than a Qualified Noteholder;

(5)        any merger, consolidation, refinancing or recapitalization of the Issuer as a result of which the beneficial holders, together with their Affiliates, of issued and outstanding equity securities (other than the Class C Common Units) of the Issuer immediately prior to such transaction own or control (or upon conversion of exercise of their equity securities, would own or control) less than a majority of (x) the equity securities (other than the Class C Common Units) or (y) the Voting Units (or upon conversion or exercise of such equity securities, would possess less than a majority of (x) the equity securities (other than the Class C Common Units) or (y) the Voting Units) of the continuing or surviving entity immediately after such transaction; or

(6)       any Substantially Transformative Transaction.

For avoidance of doubt, any redemption pursuant to Section 3.07(a) or 3.08, on and after a Bondholder NewCo Option Event, shall not constitute or result in (x) a Change of Control Transaction, (y) a Change of Control or (z) an Event of Default.

“Class A Common Unit” means a Class A Common Unit as such term is defined in the LLC Agreement, or any other Unit of the Issuer into which such Class A Common Unit shall be reclassified or changed.

“Class A Maximum Redemption Units” means a number of Class A Common Units equal to (A) (i) the number of Class A Common Units outstanding immediately prior to the relevant redemption that are not Additional Financing Units after giving effect to appropriate adjustments to reflect any subdivision, stock or unit split, stock or unit combination, or other recapitalization effected in connection with a Change of Control Transaction (such number of Class A Common Units, the “Pre-redemption Class A Common Units”), divided by (ii) 0.01, less (B) the Pre-Redemption Class A Common Units.

“Class B Common Unit” means a Class B Common Unit as such term is defined in the LLC Agreement, or any other Unit of the Issuer into which such Class B Common Unit shall be reclassified or changed.

“Class C Common Unit” means a Class C Common Unit as such term is defined in the LLC Agreement, or any other Unit of the Issuer into which such Class C Common Unit shall be reclassified or changed.

“Class M Common Unit” means a Class M Common Unit as such term is defined in the LLC Agreement, or any other Unit of the Issuer into which such Class M Common Unit shall be reclassified or changed.

“Clearstream” means Clearstream Banking, Société Anonyme.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Common Units” means Class A Common Units, Class B Common Units, Class C Common Units and Class M Common Units.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, of such Person and the Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1)        consolidated interest expense of such Person and the Subsidiaries for such period, to the extent such expense was deducted in computing Net Income (including (a) accrual of original issue discount that resulted from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (v) accretion or accrual of discounts with respect to liabilities not constituting Indebtedness, (w) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (y) any expensing of bridge, commitment and other financing fees; plus

(2)        consolidated capitalized interest of such Person and the Subsidiaries for such period, whether paid or accrued;

less

(3)        interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income attributable to such Person and its Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided,  however, that, without duplication,

(1)        any after-tax effect of extraordinary, non-recurring or unusual gains, losses or charges (including all fees and expenses relating to any such gains, losses or charges) or expenses (including any fees or expenses paid in connection with the Transactions), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(2)        the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3)        any after-tax effect of income (loss) from discontinued operations and any net after-tax gains or losses on disposal of abandoned or discontinued operations shall be excluded,

(4)        any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business shall be excluded,

(5)        the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, shall be excluded; provided that Net Income shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Subsidiary thereof in respect of such period,

(6)        solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of Section 5.08(a), (i) the Net Income for such period of any Subsidiary shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, unless all such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that Net Income will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the referent Person or a Subsidiary thereof in respect of such period and (ii) non-cash interest expense and capitalized interest in respect of the Notes for such period shall be excluded,

(7)        effects of adjustments (including the effects of such adjustments pushed down to such Person and its Subsidiaries) in the inventory, property and equipment, software and other intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8)        any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid) shall be excluded,

(9)        any impairment charge, asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities, the amortization of intangibles, and the effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks (including government program rebates), in each case, pursuant to GAAP (excluding any non-cash item to the extent it represents an accrual or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed) shall be excluded,

(10)      any (i) non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, (ii) income (loss) attributable to deferred compensation plans or trusts and (iii) compensation expense recorded in connection with the payment of the Special Options Distribution, in each case, shall be excluded,

(11)      any expense relating to management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors to the extent deducted in computing Net Income shall be excluded,

(12)      any net gain or loss resulting in such period from currency transaction or translation gains or losses related to currency remeasurements (including any net loss or gain resulting from hedge agreements for currency exchange risk) shall be excluded, and

(13)      any amortization of deferred financing fees or financial advisory costs incurred on or prior to the Issue Date, or in connection with the Transactions, shall be excluded.

Notwithstanding the foregoing, for the purpose of Section 5.08 only (other than clause (3)(d) of Section 5.08(a)), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Subsidiaries, any repayments of loans and advances that constitute Restricted Investments by the Issuer or any of its Subsidiaries, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (3)(d) of Section 5.08(a).

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1)        to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)        to advance or supply funds

(a)        for the purchase or payment of any such primary obligation, or

(b)        to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)        to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.01, or such other address as to which the Trustee may give notice to the Holders and the Issuer, except that for purposes of Sections 2.03 and 5.02 such term shall mean the office of the Trustee located at American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219, or such other address as to which the Trustee may give notice to the Holders and the Issuer.

“Credit Facilities” means one or more debt facilities, commercial paper facilities, securities purchase agreements, securitizations, receivables financings, factoring and similar arrangements, indentures or similar agreements, in each case, with banks, financial companies or other institutional lenders or investors providing for revolving loans, term loans, purchases of loans or other receivables, letters of credit, lines of credit, the issuance of securities or other financing, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified, increased or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions and with the same or different banks, lenders or investors) from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(a), substantially in the form of Exhibit A except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, which Depositary shall be a clearing agency registered under the Exchange Act; and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise (other than solely as a result of a change of control or asset sale), is convertible or exchangeable for Indebtedness or Disqualified Stock or is redeemable at the option of the holder thereof for cash, Indebtedness or Disqualified Stock (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date that is 91 days after the Maturity Date; provided,  however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means any Subsidiary that is organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, (1) increased (without duplication) by:

(a)        provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted in computing Net Income and not added back in computing Consolidated Net Income; plus

(b)        Fixed Charges of such Person for such period, together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses 1(w) through 1(y) thereof, to the extent the same were deducted in computing Net Income and not added back in calculating Consolidated Net Income; plus

(c)        Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted in computing Net Income and not added back in computing Consolidated Net Income; plus

(d)        the aggregate amount of fees, expenses or charges related to any acquisition, Investment, disposition, issuance, repayment, discharge or refinancing of Indebtedness (including, for the avoidance of doubt, in connection with the Transactions) or amendment or modification of any debt instrument or issuance of Equity Interests (in each case, to the extent such transaction is permitted by this Indenture and including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any bonus payments made as a result of the successful consummation of the Transactions, in each case, deducted in computing Net Income and not added back in computing Consolidated Net Income; plus

(e)        the amount of (x) any restructuring charge or reserve or non-recurring integration costs deducted in computing Net Income and not added back in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and (y) any costs or expenses relating to the closure and/or consolidation of facilities, including store closings; plus

(f)        any other non-cash charges, including any write offs or write downs, deducted in computing Net Income and not added back in computing Consolidated Net Income (excluding any non-cash item to the extent it represents an accrual or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed, and excluding amortization of any prepaid cash item that was paid in a prior period); plus

(g)        the amount of any non-controlling interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary of the Issuer deducted in computing Net Income and not added back in computing Consolidated Net Income, excluding cash distributions made or declared in respect of any such minority equity interests of third parties; plus

(h)        the amount of net cost savings resulting from specified actions that have been taken, which net cost savings are projected by the Issuer in good faith to be realized within 12 months following the date of determination (calculated on a pro  forma basis as though such net cost savings had been realized on the first day of such period), with such amount of net cost savings being reduced by the amount of net cost savings actually realized during such period from any such specified actions that have already been taken; provided that (w) such projected net cost savings shall be set forth in an Officers’ Certificate delivered to the Trustee that certifies that such projected net cost savings meet the criteria of this clause (h), (x) such net cost savings are reasonably identifiable and factually supportable, (y) no net cost savings shall be added pursuant to this clause (h) to the extent they are duplicative of any expenses or charges relating to such net cost savings that are added pursuant to clause (e) above and (z) the aggregate amount of net cost savings added pursuant to this clause (h) shall not exceed 10.0% of EBITDA (calculated absent any such net cost savings) for any four consecutive fiscal quarter period; provided further that any additions made pursuant to this clause (h) may be incremental to (but not duplicative of) pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”; plus

(i)         any costs or expense incurred by such Person or a Subsidiary of such Person pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interests of such Person (other than Disqualified Stock and Designated Preferred Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of Section 5.08(a); plus

(j)         the amount of expenses relating to payments made to option holders of the Issuer or any Parent Entity in connection with, or as a result of, any distribution being made to shareholders of such Person or its Parent Entity, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, but only to the extent such distributions to shareholders are permitted under this Indenture; plus

(k)        proceeds from business interruption insurance (to the extent such proceeds are not reflected as revenue or income in computing Consolidated Net Income and only to the extent the losses or other reduction of net income to which such proceeds are attributable are not otherwise added back in computing Consolidated Net Income or EBITDA); plus

(l)         any net loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; and

(2)       decreased by (without duplication) (A) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; provided that, to the extent non-cash gains are deducted pursuant to this clause (A) for any previous period and not otherwise added back to EBITDA, EBITDA shall be increased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non-cash gains received in subsequent periods to the extent not already included therein and (B) any net gains resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133.

“EMU” means the economic and monetary union as contemplated by the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“euro” means the single currency of participating member states of the EMU.

“Excess Cash” means, as at any date of determination, an amount equal to (a) the cash and Cash Equivalents of the Issuer and its Subsidiaries as of the most recent date for which such information is available, less (b) the sum of the aggregate amount of Store Cash and Excluded Cash of the Issuer and its Subsidiaries as of such date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Cash” means, at any date of determination, an amount (reasonably determined in good faith) equal to the cash and Cash Equivalents of the Issuer and its Subsidiaries in respect of (i) payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of employees and accrued and unpaid employee compensation (including salaries, wages, benefits and expense reimbursements), (ii) all taxes required to be collected or withheld (including federal and state withholding taxes (including the employer’s share thereof), taxes owing to any governmental unit thereof, sales, use and excise taxes, customs duties, import duties and independent customs brokers’ charges), other taxes for which the Issuer or a Subsidiary is reasonably expected to become liable and (iii) any other fiduciary funds.

“fair market value” means, at the time of such determination, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Issuer in good faith.

“Financial Officer” of any Person means any of the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Notes Adjusted Fixed Charges of such Person for such period.  In the event that the Issuer or any Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than any Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid during the applicable period (with a corresponding reduction in commitments) and not replaced prior to the end of such period) or issues, redeems or repurchases Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance, redemption or repurchase of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period.  If since the beginning of such period any Person that subsequently became a Subsidiary or was merged or amalgamated with or into the Issuer or any of its Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer and shall be made in accordance with Article 11 of Regulation S-X.  In addition to pro forma adjustments made in accordance with Article 11 of Regulation S-X, pro forma calculations may also include net operating expense reductions for such period resulting from any sale of assets or other disposition or acquisition, Investment, merger, amalgamation, consolidation or discontinued operation (as determined in accordance with GAAP) for which pro forma effect is being given that (A) have been realized or (B) are reasonably expected to be realizable within twelve months of the date of such transaction; provided that (w) any pro forma adjustments made pursuant to this sentence shall be set forth in an Officers’ Certificate delivered to the Trustee that certifies that such net operating expense reductions meet the criteria set forth in this paragraph, (x) such net operating expense reductions are reasonably identifiable and factually supportable and (y) no net operating expense reductions shall be given pro forma effect to the extent duplicative of any expenses or charges that are added back pursuant to the definition of EBITDA.  Such pro forma adjustments may be incremental to (but not duplicative of) additions made to EBITDA pursuant to clause (h) of the definition thereof. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness).  Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility being given pro forma effect to shall be computed based upon the average daily balance of such Indebtedness during the applicable period (but excluding any such Indebtedness that has been permanently repaid during the applicable period (with a corresponding reduction in commitments) and not replaced prior to the end of such period).  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, without duplication, the sum of:

(1)        Consolidated Interest Expense of such Person for such period;

(2)        all cash dividends or other distributions (excluding items eliminated in consolidation) (i) on any series of Preferred Stock and (ii) to finance dividends or distributions paid on any series of Designated Preferred Stock of any Parent Entity, in each case, paid during such period; and

(3)        all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof and any Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, that are in effect on the Issue Date.  In no event shall any liabilities attributable to an operating lease be treated as Indebtedness nor shall any expenses attributable to an operating lease be treated, in whole or in part, as interest expense.

“Global Note Legend” means the legend set forth in Section 2.06(g), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Global Notes, substantially in the form of Exhibit A, issued in accordance with Section 2.01 and 2.06(b).

“Government Securities” means securities that are:

(1)        direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)        obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including without limitation by way of any Lien or through letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, currency or commodity risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered in the Note Register.

“Indebtedness” means, with respect to any Person, without duplication:

(1)        any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a)        in respect of borrowed money;

(b)        evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c)        representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d)        representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness in any of clauses (a) through (d) above (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any parent entity that is non-recourse to the Issuer and all of its Subsidiaries but that appears on the consolidated balance sheet of the Issuer solely by reason of push-down accounting under GAAP shall be excluded;

(2)        all Attributable Debt in respect of Sale and Lease-Back Transactions entered into by such Person;

(3)        to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) above of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(4)        to the extent not otherwise included, the obligations of the type referred to in clause (1) or (2) above of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided,  however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include Contingent Obligations incurred in the ordinary course of business. For the avoidance of doubt, in no event shall any liabilities attributable to an operating lease be treated as Indebtedness, so long as the associated payments under such operating lease are accounted for as an operating expense in computing Consolidated Net Income.

“Indenture” means this Indenture, as amended, supplemented or otherwise modified from time to time.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Board, independent and qualified to perform the task for which it has been engaged and that is not an Affiliate of the Issuer.

“Independent Manager” means a Manager that would qualify as an “independent director” under the rules of the New York Stock Exchange as in effect on the date of determination, as reasonably determined in good faith by the majority of the other Independent Managers then in office. For the purposes of this definition, “Manager” means a member of the Board.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” has the meaning set forth in the recitals hereto.

“interest” with respect to the Notes means interest with respect thereto.  Any reference to “interest” herein shall be deemed to include any premium due in respect of the outstanding Notes.

“Interest Payment Date” means June 15 and December 15 of each year to stated maturity, or if any such day is not a Business Day, the next succeeding Business Day; provided that the first Interest Payment Date shall be June 15, 2019.

“Investments” means, with respect to any Person, all investments, direct or indirect, by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts or loans receivable, trade credit, advances to customers, and commission, travel and similar advances to officers and employees, in each case made or arising in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

If the Issuer or any Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer (or the applicable Subsidiary) will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Issuer’s (and its Subsidiaries’) Investments in such Subsidiary that were not sold or disposed of.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, return of capital or repayment received in cash by the Issuer or a Subsidiary in respect of such Investment.

“Investment Grade Rating” means (1) a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P or (2) a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P and an equivalent rating by any other Rating Agency.

“Issue Date” means December 12, 2018.

“Issuer” has the meaning set forth in the preamble hereto.

“Issuer Order” means a written request or order signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, and delivered to the Trustee.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York, or the location of the Corporate Trust Office of the Trustee.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded, registered, published or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“LLC Agreement” means the Limited Liability Agreement of the Issuer, dated as of December 12, 2018, by and among the Issuer and each of the members listed therein, as the same may be amended from time to time.

“Mandatory Redemption Date Class A Common Units Outstanding” means the number of Class A Common Units that would be outstanding immediately after the closing of the relevant Class A Public Offering, (A) after giving effect to (i) the number of Class A Common

Units that would be issuable in a mandatory redemption pursuant to Section 3.08 of this Indenture resulting from the relevant Class A Public Offering and (ii) appropriate adjustments to reflect any subdivision, stock or unit split, stock or unit combination or other recapitalization effected in connection with the relevant Class A Public Offering, but (B) excluding the Class A Common Units issuable in the relevant Class A Public Offering and all other Class A Common Units issued upon any conversion of Class B Common Units pursuant to the LLC Agreement (or any similar conversion or exchange of other Units issued pursuant to the LLC Agreement in accordance with the terms thereof) in respect of the relevant Class A Public Offering.

“Mandatory Redemption Target Value” means an amount equal to or in excess of the product of (i) 0.70 and (ii) the aggregate outstanding principal amount of the Notes, plus accrued and unpaid interest to but not including, the pricing date of the relevant Class A Public Offering.

“Maturity Date” means December 15, 2023.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) attributable to such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Notes” means the Initial Notes (including an increase in the principal amount of a Global Note as the result of a PIK Note Payment) and any PIK Notes authenticated and delivered under this Indenture.  The Initial Notes and any PIK Notes (or any increase in the principal amount of a Global Note) subsequently issued shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase.  Unless the context otherwise requires, all references to the Notes shall include the Initial Notes (and any increase in the principal amount of a Global Note as a result of a PIK Note Payment) and any PIK Note.

“Notes Adjusted Fixed Charges” means, with respect to any Person for any period, without duplication, Fixed Charges of such Person for such period, less non-cash interest expense and capitalized interest in respect of the Notes for such period.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, late charges, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President or the Secretary, or any Manager, or any person performing such role, of the Issuer or of any other Person, as the case may be.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer or on behalf of any other Person, as the case may be, one of whom must be the Officer from which such certificate is required to be delivered, or, in the event that no such Officer is specified, the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer or of such other Person that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion delivered to the Trustee from legal counsel that meets the requirements set forth in this Indenture and is acceptable to the Trustee in its reasonable discretion.  The counsel may be an employee of or counsel to the Issuer.

“Parent Entity” means any Person that is a direct or indirect parent of the Issuer.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Investments” means, with respect to any Person:

(1)        any Investment in the Issuer or any of its Subsidiaries;

(2)        any Investment in cash or Cash Equivalents;

(3)        any Investment by the Issuer or any of its Subsidiaries in a Person or assets thereof that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all or any part of its assets to, or is liquidated into, the Issuer, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer;

(4)        any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date, or an Investment consisting of any extension, modification or renewal of any such Investment existing on the Issue Date or binding commitment in effect on the Issue Date; provided that the amount of any such Investment may be increased in such extension, modification or renewal only (a) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under this Indenture;

(5)        any Investment acquired by the Issuer or any of its Subsidiaries:

(a) in exchange for any other Investment or accounts or loans receivable held by the Issuer or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts or loans receivable;

(b) in satisfaction of judgments against other Persons; or

(c) as a result of a foreclosure by the Issuer or any of its Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(6)        Hedging Obligations permitted under clause (10) of Section 5.07(b);

(7)        Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any Parent Entity; provided,  however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of Section 5.08(a);

(8)        guarantees of Indebtedness permitted under Section 5.07;

(9)        any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 5.09(b) (except transactions described in clauses (2), (4), (6), (8) or (12) of Section 5.09(b));

(10)      Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(11)      any Investment in a Similar Business having an aggregate fair market value, taken together all other Investments made pursuant to this clause (11) that are at the time outstanding, not to exceed the greater of $10.0 million and 4.0% of Total Assets;

(12)      additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (12) that are at that time outstanding, not to exceed the greater of $7.5 million and 3.5% of Total Assets;

(13)      advances to, or guarantees of Indebtedness of, employees not in excess of $1.0 million outstanding at any one time, in the aggregate;

(14)      loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses or payroll advances, in each case incurred in the ordinary course of business or consistent with past practices;

(15)      advances, loans or extensions of trade credit in the ordinary course of business by the Issuer or any of its Subsidiaries;

(16)      Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business; and

(17)      Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any bankruptcy proceeding, whether or not allowed or allowable in any such bankruptcy proceeding.

 “Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Private Placement Legend” means the legend described in Section 2.06(g)(i)(A).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Noteholder” means a Qualified Noteholder as such term is defined in the LLC Agreement.

“Qualified Noteholder Director” means a Manager, as such term is defined in the LLC Agreement, appointed as a Manager by the Qualified Noteholders.

“Qualifying Bank Instrument” has the meaning given to such term in clause (4) of the definition of “Cash Equivalents.”

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Record Date” for the interest, if any, payable on any applicable Interest Payment Date means the June 1 and December 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Registration Rights Agreement” means the Registration Rights Agreement dated the Issue Date and annexed to the LLC Agreement.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the any of the above designated officers have having direct responsibility for the administration of this Indenture, and also with respect to a particular matter, to whom such corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Payments” has the meaning assigned to such term in Section 5.08.

“Revolving Administrative Agent” means the administrative agent under the Revolving Credit Agreement, which, on the Issue Date, is GLAS Trust Company LLC.

“Revolving Credit Agreement” means the Amended and Restated Revolving Credit Agreement, dated December 12, 2018, by and among the Issuer, the other persons party thereto designated as loan parties, GLAS Trust Company LLC, as administrative agent and issuing bank thereunder, and the other parties thereto, including any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any appendices, exhibits, annexes or schedules to any of the foregoing, as the same may be amended, supplemented or modified from time to time.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Secured Notes due 2023” means the 9% Senior Secured Notes due 2023, issued pursuant to the Amended and Restated Indenture, dated as of December 12, 2018, among Community Choice Financial Holdings, LLC, a Delaware limited liability company, Community Choice Financial Issuer, LLC, a Delaware limited liability company, and Computershare Trust Company, N.A., as Trustee and Collateral Agent, as the same may be amended, supplemented or modified from time to time.

“Settlement Rate” means a number of Class A Common Units per $1.00 principal amount of Notes equal to (A) (i) the number of Class A Maximum Redemption Units determined as of the relevant redemption date, divided by (ii) the Settlement Rate Notes Amount.  The Settlement Rate shall be rounded to the sixth (6th) decimal.

“Settlement Rate Notes Amount” means an amount equal to the aggregate principal amount of the Notes issued on the Issue Date, plus an amount equal to the PIK Notes that would have been issued in respect of the Notes (including, for the avoidance of doubt, PIK Notes), plus an amount equal to the interest that would have been accrued and unpaid on the Notes (including, for the avoidance of doubt, PIK Notes), in each case in accordance with the terms of this Indenture and the Notes, to but excluding the relevant redemption date, had all such Notes been outstanding on such redemption date (whether or not all or a portion of such Notes are no longer outstanding on such date).

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement or any other registration statement registering the transfer or exchange of any Notes pursuant to the Securities Act.

 “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto, or is a reasonable extension, development or expansion thereof.

“SPV II Notes” shall mean all Indebtedness incurred under that certain Amended and Restated Loan and Security Agreement dated as of December 12, 2018 (as the same may be amended, extended, modified, refinanced, replaced (whether upon or after termination or otherwise) and supplemented, increased or changed from time to time, in whole or in part and without limitation as to amount, terms, conditions, covenants and other provisions, and with the same or different lenders or investors) between CCFI Funding II, LLC and Ivy Funding Nine, Inc. and the Indebtedness represented thereby.

“Store Cash” shall mean, as of any date, the product of $50,000 multiplied by the number of stores owned and operated by the Issuer and its Subsidiaries as of such date.

“Subordinated Indebtedness” means, with respect to the Notes, any Indebtedness of the Issuer that is by its terms subordinated in right of payment to the Notes.

“Subsidiary” means, with respect to any Person:

(1)        any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and

(2)        any partnership, joint venture, limited liability company or similar entity of which

(a)        more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(b)        such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

 “Substantially Transformative Transaction” means a transaction in which the Board has determined, in its sole discretion, that it would be desirable or advisable in the interests of the Issuer, its Subsidiaries, or any of its stakeholders, including, without limitation, holders of its outstanding securities, to redeem the Notes for Class A Common Units; provided,  however, that (i) the Board also has determined in good faith that the Total Enterprise Value of the Company, at the time of such determination, exceeds $300 million, and (ii) the transaction has been approved in accordance with the LLC Agreement.

“Super-Majority Board Approval” means the approval of the Board of the Issuer consisting of both (i)(x) at least four of the five members of the Board, or, (y) if the members of the Board then in office shall not be five, then at least two-thirds of the members of the Board then in office, or, (z) if the number of Board members shall be less than three, all members of the Board then in office and (ii) at least a majority of the disinterested Independent Managers.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Issue Date; provided,  however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

“Total Assets” means, as of any date of determination, the total consolidated assets of the Issuer and its Subsidiaries on a consolidated basis, as shown on the consolidated balance sheet of the Issuer and its Subsidiaries as of the end of the most recently ended fiscal quarter prior to the applicable date of determination for which financial statements are available; provided that, for purposes of Section 5.07(b)(1) of this Indenture, the total consolidated assets of the Issuer and its Subsidiaries shall be adjusted to reflect any acquisitions and dispositions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination and shall give pro forma effect to the application of proceeds from the incurrence of Indebtedness pursuant to Section 5.07(b)(1) of this Indenture giving rise to such applicable date of determination.

“Total Enterprise Value” means, after giving pro forma effect to any relevant Change of Control Transaction, an amount equal to (i) the aggregate value of all of the equity interests (however denoted) of the Issuer; plus (ii) the aggregate value of all of the funded indebtedness of the Issuer and its Subsidiaries, on a consolidated basis; minus (iii) Excess Cash.  For these purposes, value shall be determined in a manner that is in accordance with customary financial practices used by accounting, appraisal or investment banking firms in the valuation of business organizations.  Any determination of Total Enterprise Value in good faith by the Board, evidenced by a resolution thereof, or by an Independent Financial Advisor, evidenced by a written opinion therefrom, shall be conclusive. For the avoidance of doubt, the value of the Notes (which may include the value of the Class A Common Units into which they have been or may be redeemed, if applicable) shall be included in either clause (i) or clause (ii) above, but not both, as determined in good faith in respect of the relevant Change of Control Transaction.

“Transactions” means, collectively, (a) the execution, delivery and performance by the Issuer of the Indenture, (b) the preparation, negotiation, structuring, execution, delivery and performance of the transactions contemplated by the Restructuring Agreement and Restructuring Support Agreement, each dated as of November 1, 2018, by and among Community Choice Financial Inc., an Ohio corporation, and the other parties thereto, and (c) the payment of related fees and expenses (including accounting, attorney and other professional fees).

“Trustee” means American Stock Transfer & Trust Company, LLC, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time.  Unless otherwise specified, references to the Uniform Commercial Code herein refer to the New York UCC.

“Unit” means a Unit as defined in the LLC Agreement.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“U.S.A. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub.  L. 107-56, as amended and signed into law October 26, 2001.

“Voting Stock” of any Person as of any date shall mean any Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person or, in the case of the Issuer, Voting Units.

“Voting Unit” means a Voting Unit as such term is defined in the LLC Agreement, or any other Unit of the Issuer into which such Voting Unit shall be reclassified or changed.

 “Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) are at the time owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02    Other Definitions.

Term	Defined in Section

Affiliate Transaction	5.09(a)
Authentication Order	2.02
Change of Control Offer	5.11(a)
Change of Control Payment	5.11(a)
Change of Control Payment Date	5.11(a)(3)
Class A Public Offering	3.08(a)
Covenant Defeasance	9.03
DTC	2.03
Event of Default	7.01(a)
Initial Notes	Recitals
Issuer	Preamble
Legal Defeasance	9.02
Mandatory Redemption Date	3.08(g)(1)
Note Register	2.03
Notice Deadline	3.08(g)
Paying Agent	2.03
PIK Interest	2.15(a)
PIK Note Payment	2.15(a)
PIK Notes	2.15(a)
Refinancing Indebtedness	5.07(b)(12)
Registrar	2.03
Restricted Payments	5.08(a)
Successor	6.01(a)(1)

Section 1.03    Rules of Construction.  Unless the context otherwise requires:

(a)        a term has the meaning assigned to it;

(b)        an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)        “or” is not exclusive;

(d)        words in the singular include the plural, and in the plural include the singular;

(e)        “will” shall be interpreted to express a command;

(f)        provisions apply to successive events and transactions;

(g)        references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h)        unless the context otherwise requires, any reference to an “Article”, “Section”, “clause” or “Exhibit” refers to an Article, Section, clause or Exhibit, as the case may be, of this Indenture;

(i)         the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(j)         “including” means “including, without limitation”; and

(k)        any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person.  Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Section 1.04    Acts of Holders.

(a)        Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer.  Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 8.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.04.

(b)        The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)        The ownership of Notes shall be proved by the Note Register.

(d)        Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e)        The Issuer may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders.  Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f)        Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.  Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g)        Without limiting the generality of the foregoing, a Holder, including DTC that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through its standing instructions and customary practices.

(h)        The Issuer may fix a record date for the purpose of determining the Persons that are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders.  If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date.  No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

Section 1.05    Incorporation by Reference of the Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Issuer and any successor obligor upon the Notes, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

ARTICLE II

THE NOTES

Section 2.01    Form and Dating; Terms.

(a)        General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A.  The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage.  Each Note shall be dated the date of its authentication.  Subject to the issuance of PIK Notes as a result of a PIK Note Payment or the increase in the principal amount of a Global Note in order to evidence PIK Interest, the Notes shall be in denominations of $1.00 and integral multiples of $1.00 in excess thereof.

(b)        Global Notes.  Notes issued in global form shall be substantially in the form of Exhibit A (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions and increased to reflect the payment of PIK Interest.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof or by the Issuer in connection with a PIK Note Payment.

(c)        Terms.  The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(d)        None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner of an interest in a Global Note, a member of, or a Participant or Indirect Participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant or Indirect Participant in, or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant, Indirect Participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the Applicable Procedures of the Depositary. The Trustee and each Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, Participants, Indirect Participants and any beneficial owners.

Section 2.02    Execution and Authentication.  At least one Officer of the Issuer shall execute the Notes on behalf of the Issuer by manual, facsimile or electronic (in “.pdf” format) signature.

If an Officer of the Issuer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form set forth in Exhibit A by the Trustee.  The Trustee’s signature (which may be manual, facsimile, electronic (in “.pdf” format) or in any other manner customarily used by the Trustee) shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

The Trustee shall, upon receipt of an Issuer Order (an “Authentication Order”), (a) on the Issue Date, authenticate and deliver the Initial Notes and (b) at any time and from time to time thereafter, authenticate and deliver PIK Notes, or increase the principal amount of any Global Note to reflect a PIK Note Payment that may be validly issued under this Indenture.  Such Authentication Order shall specify (x) the aggregate principal amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated (or principal increased) and to whom the Notes shall be registered and delivered, (y) in the case of an issuance of PIK Notes or increase in principal amount to reflect a PIK Note Payment, the applicable PIK Interest and a reasonably detailed calculation thereof and (z) whether or not such PIK Notes shall bear the Private Placement Legend and be Restricted Global Notes or Restricted Definitive Notes.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

The Trustee shall have the right to decline to authenticate and deliver any Notes if (a) the Trustee, being advised by counsel, determines, in its reasonable discretion, that such action may not be taken lawfully, or (b) the Trustee in good faith by its Board of trustees, executive committee or a trust committee of directors and/or Responsible Officers shall determine, in its reasonable discretion, that such action would expose the Trustee to personal liability to Holders of any then outstanding Notes.

Section 2.03    Registrar and Paying Agent.  The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange.  The Issuer may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuer may change any Paying Agent or Registrar without prior notice to any Holder.  The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such and all presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.  The Issuer or any of the Issuer’s Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuer initially appoints the Trustee to act as the Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04    Paying Agent to Hold Money in Trust.  The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary of the Issuer) shall have no further liability for the money.  If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05    Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA, Section 312(a).  If the Trustee is not the Registrar or to the extent otherwise required by the TIA, the Issuer shall furnish to the Trustee at least ten days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with TIA § 312(a).

Section 2.06    Transfer and Exchange.

(a)        Transfer and Exchange of Global Notes.  Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary.  A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Issuer, and the Issuer delivers to the Trustee a notice from the Depositary, stating that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 90 days or (ii) there shall have occurred and be continuing an Event of Default with respect to the Notes.  Upon the occurrence of any of the preceding events in subclause (i) or (ii), Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and as Issuer shall instruct Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in subclause (i) or (ii) above and pursuant to Section 2.06(c).  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided,  however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c).

(b)        Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)         Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)       All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B) (1) above.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(f).

(iii)      Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof.

(iv)       Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii), and:

(A)       such transfer is effected pursuant to a Shelf Registration Statement; or

(B)       the Registrar receives the following:

(y) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted

Global Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (1)(a) thereof; or

(z) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (3) thereof;

and, in each such case set forth in this Section 2.06(b)(iv)(B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.06(b)(iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(iv).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)        Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)         Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) and receipt by the Registrar of the following documentation:

(A)       if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C, including the certifications in item (2)(a) thereof;

(B)       if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof;

(C)       if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B, including the certifications in item (2)(a) thereof;

(D)       if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate substantially in the form of Exhibit B, including the certifications in item (2)(b) thereof; or

(E)       if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B, including the certifications in item (2)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(f), and the Issuer shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)       [reserved.]

(iii)      Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a), and:

(A)       such transfer is effected pursuant to a Shelf Registration Statement; or

(B)       the Registrar receives the following:

(y) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C, including the certifications in item (1)(b) thereof; or

(z) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B, including the certifications in item (3) thereof;

and, in each such case set forth in this Section 2.06(c)(iii)(B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the

Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv)       Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) and satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(f), and the Issuer shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant.  The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d)        Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)         Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)       if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (2)(b) thereof;

(B)       if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof;

(C)       if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B, including the certifications in item (2)(a) thereof;

(D)       if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate substantially in the form of Exhibit B, including the certifications in item (2)(b) thereof; or

(E)       if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B, including the certifications in item (2)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note.

(ii)       Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if:

(A)       any such transfer is effected pursuant to a Shelf Registration Statement; or

(B)       the Registrar receives the following:

(y) if the Holder of such Restrictive Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (1)(c) thereof; or

(z) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B, including the certifications in item (3) thereof;

and, in each such case set forth in this Section 2.06(d)(ii)(B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the applicable Unrestricted Global Note.

(iii)      Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of the applicable Unrestricted Global Note.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)        Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i)         Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)       if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof; or

(B)       if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver to the Registrar a certificate in the form of Exhibit B, including the certifications required by item (2) thereof, if applicable.

(ii)       Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)       any such transfer is effected pursuant to a Shelf Registration Statement; or

(B)       the Registrar receives the following:

(y) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (1)(d) thereof; or

(z) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B, including the certifications in item (3) thereof;

and, in each such case set forth in this subparagraph (B), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)      Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)        Cancellation or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.06 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on the “Schedule of Exchanges of Interests in such Global Security” by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(g)        Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i)         Private Placement Legend.

(A)       (1) Except as permitted by subparagraph (B) below, in the case of any Notes offered in reliance on Rule 144A, each Restricted Global Note and each Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (A)(II) OR (III) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

(B)       Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c) (iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)       Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTIONS 2.01 AND 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR

CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO.  OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h)        General Provisions Relating to Transfers and Exchanges.

(i)         To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes, Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(ii)       No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06 and 10.04).

(iii)      Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)       All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)        The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business

15 days before the day of any selection of Notes for redemption and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption or tendered (and not withdrawn) for repurchase in connection with a tender offer, in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.

(vi)       Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii)     Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 5.02, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of like tenor, in any authorized denomination or denominations of a like aggregate principal amount.

(viii)    At the option of the Holder and subject to compliance with Section 2.06, Notes may be exchanged for other Notes of like tenor, in any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at the office or agency of the Issuer designated pursuant to Section 5.02.  Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes to which the Holder making the exchange is entitled in accordance with the provisions of Section 2.02.

(ix)       All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(x)        Each Holder of a Note agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

(xi)       The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law (including without limitation any tax or securities laws) with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07    Replacement Notes.  If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note of like tenor if the Trustee’s requirements are met.  If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuer may charge for its expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08    Outstanding Notes.  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 5.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary of the Issuer or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09    Treasury Notes.  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee delivers to the Trustee and Opinion of Counsel establishing the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

Section 2.10    Temporary Notes.  Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall, upon receipt of an Authentication Order, authenticate definitive Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11    Cancellation.  The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy or dispose of cancelled Notes in its customary manner (subject to the record retention requirement of the Exchange Act).  Certification of the destruction of all cancelled Notes shall be delivered to the Issuer.  The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12    Defaulted Interest.  If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 5.01.  The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements as are satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12.  At the direction of the Issuer, the Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  The Trustee shall promptly notify the Issuer of such special record date.  At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13    CUSIP Numbers.  The Issuer in issuing the Notes may use CUSIP numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer will as promptly as practicable notify the Trustee, in writing, of any change in the CUSIP numbers.

Section 2.14    Global Notes.  Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.15    Other Provisions Related to PIK Interest.

(a)        Except as set forth in Section 1 of the Notes, the Issuer shall pay interest on the then outstanding principal amount of the Notes (a “PIK Note Payment”) by increasing the principal amount of the outstanding Notes or by issuing additional Notes (in each case, “PIK Notes”) in a principal amount equal to such interest (“PIK Interest”) on the applicable Interest Payment Date in accordance with Section 2 of the Notes.  The Initial Notes and any PIK Notes shall be substantially identical other than the issuance dates and the date from which interest shall accrue.  The Initial Notes and any PIK Notes will be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, directions, redemptions and offers to purchase.  Any PIK Notes will be dated as of the applicable Interest Payment Date and will bear interest from and after such date.  All Notes issued pursuant to a PIK Note Payment will mature on the Maturity Date and will be governed by, and subject to, the terms, provisions and conditions of this Indenture and shall have the same rights and benefits as the Initial Notes.

(b)        PIK Note Payments shall be effected (i) with respect to Notes in certificated form, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the percentage of PIK Interest to be paid on the principal amount of Notes held by each Holder on the relevant record date, after giving effect to any interest to be paid in cash interest (rounded down to the nearest $1.00, or (ii) with respect to Global Notes, by increasing the principal amount of the outstanding Global Notes by an amount equal to the amount of PIK Interest to be paid on the principal amount of Global Notes on the relevant record date (rounded down to the nearest $1.00), and the Trustee will at the written order of the Issuer signed by an Officer, authenticate and deliver such PIK Notes on the Interest Payment Date in certificated form for original issuance to the Holders of record on the relevant record date or cause such increase in principal amount with respect to Global Notes. In connection with any payment of PIK Interest, no later than two Business Days prior to the relevant interest payment date, the Issuer shall deliver to the Trustee and the Paying Agent (if other than the Trustee) an Authentication Order setting forth the amount of PIK Interest to be paid on such interest payment date and either (i) directing the Trustee and the Paying Agent (if other than the Trustee) to increase the principal amount of the Notes in accordance with this paragraph, which notification the Trustee and Paying Agent shall be entitled to rely upon or (ii) directing the Trustee to authenticate PIK Notes and delivering such PIK Notes to the Trustee for authentication no later than two Business Days prior to the relevant payment date. Following an increase in the principal amount of the outstanding Global Notes as a result of a PIK Note Payment, the Notes will bear interest on such increased principal amount from and after the date of such PIK Note Payment.  Any PIK Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date.

Section 2.16    Tax Treatment of the Notes. The Issuer agrees, and by acceptance of a beneficial ownership interest in the Notes each beneficial owner of a Note will be deemed to have agreed, that (i) the Notes shall be treated as equity of the Issuer for income tax purposes and “common stock” of the Issuer for purposes of Section 305 of the Code and (ii) this Indenture shall be interpreted in accordance therewith unless otherwise required by a final determination of the relevant taxing authority.

ARTICLE III

REDEMPTION

Section 3.01    Notices to Trustee.  If the Issuer elects to redeem Notes pursuant to Section 3.07 or if the Issuer is required to redeem pursuant to Section 3.08, the Issuer shall furnish to the Trustee, at least five Business Days (or such shorter time period as the Trustee may agree) before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price or the Settlement Rate, as applicable, or if not then determinable, the method of determining the same.

Section 3.02    Selection of Notes to Be Redeemed or Purchased.  To the extent permitted under this Indenture, if less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (b) if the Notes are not listed on any national securities exchange, (i) on a pro rata basis to the extent practicable or (ii) by lot or such other similar method in accordance with the procedures of the Depositary (to the extent the Notes are Global Notes).  In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected shall be in amounts of $1.00 or whole multiples of $1.00 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03    Notice of Redemption.  The Issuer shall deliver electronically or mail or cause to be mailed by first-class mail, postage prepaid, notices of redemption at least 15 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article IX or Article XI.

The notice shall identify the Notes (including CUSIP numbers) to be redeemed and shall state:

(a)        the redemption date;

(b)        the redemption price if then ascertainable (which in the case of a redemption pursuant to Section 3.07(a) shall be the Settlement Rate and/or, to the extent applicable, the cash, stock securities or other property or assets payable in respect of Class A Common Units in the relevant Change of Control Transaction), and otherwise the appropriate method for calculation of the redemption price, in which case the actual redemption price shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two (2) Business Days prior to the redemption date;

(c)        to the extent permitted under this Indenture, if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;

(d)        the name and address of the Paying Agent, if other than the Trustee;

(e)        that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)        whether such redemption is conditioned on the happening of a future event;

(g)        that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(h)        the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(i)         that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes;

Notes called for redemption become due on the date fixed for redemption unless such redemption is conditioned on the happening of a future event.  At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that the Issuer shall have delivered to the Trustee, at least five Business Days (or such shorter period as the Trustee may agree) before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04    Effect of Notice of Redemption.  Once notice of redemption is delivered or mailed in accordance with Section 3.03, and subject to the satisfaction of any condition to redemption, Notes called for redemption become irrevocably due and payable on the redemption date, at the applicable redemption price.  The notice, if delivered or mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.  Subject to Section 3.05, on and after the redemption date interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05    Deposit of Redemption or Purchase Price.  Prior to 10:00 a.m. (New York City time) on the redemption or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest and premium, if any, on all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest and premium, if any, on, all Notes to be redeemed or purchased.  In the event of a redemption pursuant to Section 3.07(a) or 3.08, the Issuer shall make such arrangements as are appropriate to deliver the redemption price on the redemption date or, in the case of a Change of Control Transaction in which consideration will be payable to Persons other than Holders of Notes, as promptly as practicable thereafter consistent with deliveries made to such other Persons.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then redemption consideration payable in respect of any accrued and unpaid interest and premium, if any, to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date.  If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date and not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 5.01.

Section 3.06    Notes Redeemed or Purchased in Part.  Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $1.00 or an integral multiple of $1.00 in excess thereof.  It is understood that, notwithstanding anything in this Indenture to the contrary, only an

Authentication Order and not an Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate such new Note.

Section 3.07    Optional Redemption

(a)        On or, to the extent provided in Section 3.07(a)(2) below, prior to, and within 90 days after, the occurrence of a Bondholder NewCo Option Event, the Issuer may redeem all (but not than less than all) of the then outstanding Notes, at any time, by delivery of Class A Common Units, subject to the following provisions:

(1)        For so long as there is a Qualified Noteholder, the Issuer may not elect to optionally settle the Notes in Class A Common Units unless such election shall have been approved by at least a majority of the members of the Board of the Issuer then in office, which majority, prior to the fourth anniversary of the Issue Date, shall have included the Qualified Noteholder Directors (or, if only one such person shall then be a member of the Board, such Member); provided,  however, that prior to the fourth anniversary of the Issue Date in the event that the Total Enterprise Value of the Issuer has not been determined by the Board of the Issuer to be greater than $300 million (as evidenced by an Officer’s Certificate, to which a resolution of the Board of the Issuer setting forth such determination is annexed, delivered to the Trustee), in addition to the foregoing requirements, the Change of Control Transaction, shall be approved by a Super-Majority Board Approval (as evidenced by an Officer’s Certificate, to which a resolution of the Board of the Issuer confirming such approval is annexed, delivered to the Trustee);

(2)        Notice of any redemption to be made upon the occurrence of a Bondholder NewCo Option Event may be given in advance of any such Bondholder NewCo Option Event, but subject to the occurrence of any relevant Change of Control Transaction or the Maturity Date, as the case may be, and any other condition specified in the notice of redemption;

(3)        Upon the Issuer’s exercise of the redemption pursuant to this Section 3.07(a), on and after the redemption date, any right of the Holders of the Notes to receive payments in respect of principal, premium, if any, and interest on the Notes shall automatically be terminated, the indebtedness and other obligations of the Issuer to Holders of Notes automatically shall be extinguished without any further action by any Person, and each Holder of Notes shall only have the right to receive the redemption price in Class A Common Units and/or, if applicable, the consideration payable in the relevant Change of Control Transaction in respect of Class A Common Units;

(4)        The number of Class A Common Units issuable to the Holders in payment of the redemption price pursuant to this Section 3.07(a) shall be equal to, for each $1.00 principal amount of Notes so redeemed (including any PIK Interest that has been capitalized), the Settlement Rate;

(5)        The Issuer shall pay any and all documentary, stamp or similar issue or transfer taxes imposed by the United States of America or any state thereof that may be payable in respect of the issuance and delivery of Class A Common Units upon any redemption made pursuant to this Section 3.07(a) unless the taxes are due because the Holder requests such Units to be issued in a name other than the Holder’s name or delivered to a person other than the Holder, in which case the Holder shall pay such taxes; and

(6)        No fractional units of Class A Common Units shall be delivered by the Issuer to the Holders in payment of the redemption price pursuant to this Section 3.07(a), and all such fractional amounts shall be rounded down to the nearest whole Unit.

(b)        At any time or from time to time, the Issuer may redeem all or a part of the Notes, upon notice as provided under Section 3.03, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding the date of redemption, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(c)        The provisions of Sections 3.01 through 3.06 shall apply to any redemption made pursuant to this Section 3.07.  For the avoidance of doubt, the Issuer shall not be required to deliver Class A Common Units in connection with a redemption to the extent that it delivers the consideration payable in the relevant Change of Control Transaction in respect of Class A Common Units in lieu thereof.

Section 3.08     Mandatory Redemption upon a Class A Public Offering.

(a)        Notwithstanding anything herein to the contrary, in the event that the Issuer completes a public offering of Class A Common Units registered with the SEC (a “Class A Public Offering”) in which (i) the gross cash proceeds of Class A Common Units sold by the Company equal or exceed $200 million and (ii) the product of the gross cash price per such Class A Common Unit in the Class A Public Offering and the number of Mandatory Redemption Date Class A Common Units Outstanding equals or exceeds the Mandatory Redemption Target Value, the Notes shall be automatically redeemed on the Mandatory Redemption Date for Class A Common Units at the Settlement Rate.

(b)        Notice of any mandatory redemption pursuant to this Section 3.08 may be given in advance of the consummation of any such Class A Public Offering and subject to the occurrence thereof.

(c)        On and after a Mandatory Redemption Date, any right of the Holders of the Notes to receive payments in respect of principal, premium, if any, and interest on the Notes shall automatically be terminated, the indebtedness and other obligations of the Issuer to Holders of Notes automatically shall be extinguished without any further action by any Person, and each Holder of Notes shall only have the right to receive the redemption price in Class A Common Units.

(d)        The number of Class A Common Units issuable to the Holders in payment of the redemption price pursuant to this Section 3.08 shall be equal to, for each $1.00 principal amount of Notes so redeemed (including any PIK Interest that has been capitalized), the Settlement Rate.

(e)        The Issuer shall pay any and all documentary, stamp or similar issue or transfer taxes imposed by the United States of America or any state thereof that may be payable in respect of the issuance and delivery of Class A Common Units upon any redemption made pursuant to this Section 3.08 unless the taxes are due because the Holder requests such Units to be issued in a name other than the Holder’s name or delivered to a person other than the Holder, in which case the Holder shall pay such taxes.

(f)        No fractional units of Class A Common Units shall be delivered by the Issuer to the Holders in payment of the redemption price pursuant to this Section 3.08, and all such fractional amounts shall be rounded down to the nearest whole Unit.  Notice of any mandatory redemption pursuant to this Section 3.08 may be given in advance of the consummation of any such Class A Public Offering and subject to the occurrence thereof.

(g)        In the event of a mandatory redemption pursuant to this Section 3.08, the Issuer shall promptly, and in any event within 15 days after the closing date of the relevant Class A Public Offering (the “Notice Deadline”), provide a notice of mandatory redemption to the Holders, which such notice shall state:

(1)        the redemption date (the “Mandatory Redemption Date”), which shall be no later than 15 days after the Notice Deadline;

(2)        the redemption price, which shall be the Settlement Rate;

(3)        the name and address of the Paying Agent, if other than the Trustee;

(4)        that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)        that on and after the Mandatory Redemption Date, any right of the Holders of the Notes to receive payments in respect of principal, premium, if any, and interest on the Notes shall automatically be terminated, the indebtedness and other obligations of the Issuer to Holders of Notes automatically shall be extinguished without any further action by any Person, and each Holder of Notes shall only have the right to receive the redemption price in Class A Common Units;

(6)        that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Mandatory Redemption Date;

(7)        the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)        that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes;

Except to the extent modified by this Section 3.08, the provisions of Sections 3.01 through 3.07 shall apply to a redemption pursuant to this Section 3.08. A mandatory redemption pursuant to this Section 3.08 shall not be subject to any condition except to the extent provided in

Section 3.08(b).  Notwithstanding the foregoing, the Issuer shall not be required to deliver a notice of mandatory redemption if the Issuer has previously delivered or caused to be delivered a redemption notice with respect to all of the outstanding Notes as described under Section 3.07 of this Indenture.

Section 3.09    Mandatory Redemption; Sinking Fund Payments.  Except as provided in Section 3.08, the Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.10    Calculation of Redemption Price.  Neither the Trustee nor any Agent shall have an obligation to calculate the redemption price of any Notes.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.01    Conditions to Issuance of Notes.

(a)        The Trustee shall have received on and as of the Issue Date satisfactory evidence of the good standing (or equivalent) of the Issuer in its jurisdiction of organization, in writing (which may be delivered by any standard form of telecommunication), from the appropriate governmental authorities of such jurisdictions, and such other Officers’ Certificates and opinions  that are required by this Indenture.

(b)        The Notes shall be eligible for clearance and settlement through DTC.

ARTICLE V

COVENANTS

Section 5.01    Payment of Notes.

(a)        The Issuer shall pay or cause to be paid the principal of, interest, if any, premium, if any, on, the Notes, or issue PIK Notes, on the dates and in the manner provided in the Notes and in this Indenture.  Principal, cash, interest, if any, and premium, if any, shall be considered paid on the date due if on such date the Paying Agent holds as of 10:00 a.m., New York City time, on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, interest, if any, and premium, if any, then due.  PIK Interest shall be considered paid on the date due if prior to 10:00 a.m.  New York City time on such date the Trustee has received (i) in the case of Definitive Notes, PIK Notes duly executed by the Issuer together with a written order pursuant to Section 2.15 from the Issuer signed by an Officer of the Issuer requesting authentication of such PIK Notes by the Trustee or (ii) in the case of Global Notes, a written order pursuant to Section 2.15 from the Issuer signed by an Officer of the Issuer requesting an increase in the principal amount of such Global Notes by the Trustee.

(b)        The Issuer shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 5.02    Maintenance of Office or Agency.  The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for payment or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes.  The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.

Section 5.03    Compliance Certificate.

(a)        The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the Issue Date, an Officers’ Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed and fulfilled their respective obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge). The Issuer shall comply with TIA § 314(a)(4), and the individual signing any certificate given by any Person pursuant to this Section 5.03 shall be the principal executive, financial or accounting officer of such Person, in compliance with TIA § 314(a)(4).

(b)        When any Default has occurred and is continuing under this Indenture, or if the Trustee gives any notice or takes any other action with respect to a claimed Default, the Issuer shall promptly (which shall be no more than five Business Days upon any Officer first becoming aware of such Default) deliver to the Trustee by registered or certified mail or by facsimile transmission an Officers’ Certificate specifying such event, and what action the Issuer proposes to take with respect thereto to the extent the Issuer has made a determination as to what action it proposes to take with respect thereto at such time such Officers’ Certificate is delivered.

Section 5.04    Reports.

(a)        (i)  If the Issuer is subject to the periodic reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer shall file with the SEC and provide the Trustee and Holders with such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be so filed and provided within the time periods specified for the filings of such reports under such Sections and containing all the information, audit reports and exhibits required for such reports.

(ii)   If at any time the Issuer is not subject to the periodic reporting requirements of the Exchange Act, the Issuer shall nevertheless file the reports specified in subclause (i) above with the SEC within the time periods required unless the SEC will not accept such a filing.  The availability of the reports required by this Section 5.04(a) on the SEC’s EDGAR service (or successor thereto) shall be deemed to satisfy the Issuer’s delivery obligations to the Trustee and the Holders.  The Issuer shall not take any action for the purpose of causing the SEC not to accept such filings.  If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, the Issuer shall post the specified reports on its public website within the time periods that would apply if the Issuer were required to file those reports with the SEC.

(b)        Notwithstanding the requirements of clause (a) of this Section 5.04, the Issuer shall not be obligated to file the annual and quarterly reports required by clause (a) of this Section 5.04 with the SEC prior to the filing of any registration statement pursuant to the Registration Rights Agreement, and pending which the Issuer shall post the following information on its public website (A) within 90 days of the end of each fiscal year, annual audited financial statements of the Issuer and its Subsidiaries for such fiscal year and (B) commencing with the fiscal quarter ended March 31, 2019, within 45 days of the end of each fiscal quarter of every fiscal year, unaudited financial statements of the Issuer and its Subsidiaries for the interim period as of, and for the period ending on, the end of such fiscal quarter prepared in accordance with generally accepted accounting principles in the United States and reviewed pursuant to Statement on Auditing Standards No. 116 (or any successor statement), in each case, including, with respect to the periods presented, applicable comparable prior periods, a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants (all of the foregoing information to be prepared on a basis substantially consistent with, and with the same level of detail as, the then applicable SEC requirements).

(c)        So long as any Notes are outstanding, the Issuer shall also:

(1)        as promptly as reasonably practicable after filing with the SEC or posting the annual and quarterly reports required by clause (a) or (b) of this Section 5.04, hold a conference call to discuss such reports and the results of operations for the relevant reporting period; and

(2)        issue a press release to the appropriate nationally recognized wire services prior to the date of the conference call required to be held in accordance with subparagraph (c)(i) of this Section 5.04, announcing the time and date of such conference call and either including all information necessary to access the call or informing Holders, beneficial owners, prospective investors and securities analysts how they can obtain such information.

(d)        In addition, at any time when the Issuer is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer shall furnish to the Holders and to prospective investors, upon the requests of such Holders or prospective investors, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act for so long as the Notes are not freely transferable under the Securities Act.

Section 5.05    Taxes.  The Issuer shall pay, and shall cause its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 5.06    Stay, Extension and Usury Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 5.07    Limitation on Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)        The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur” and collectively, an “incurrence”) any Indebtedness (including Acquired Indebtedness) and the Issuer shall not issue any shares of Disqualified Stock and shall not permit any Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) and issue shares of Disqualified Stock, and any Subsidiary of the Issuer may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio of the Issuer, on a consolidated basis, for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

(b)        The foregoing limitations will not apply to:

(1)        the incurrence of Indebtedness under Credit Facilities by the Issuer or any of its Subsidiaries and the issuance or creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount outstanding at any one time not to exceed the greater of (i) $150.0 million and (ii) the aggregate principal amount of Indebtedness (without regard to priority of payment or lien) incurred pursuant to Section 5.07(b)(1) and Section 5.07(b)(5) hereof (all such Indebtedness, collectively, “Asset Ratio Indebtedness”) that would not cause the ratio of all Asset Ratio Indebtedness of the Issuer and its Subsidiaries (determined on a consolidated basis and without double-counting) to Total Assets to exceed 1.0 to 1.0 immediately after the incurrence of such Asset Ratio Indebtedness;

(2)        the incurrence by the Issuer of Indebtedness represented by the Notes to be issued on the date of this Indenture (and all PIK Notes issued in respect thereof);

(3)        Indebtedness of the Issuer and its Subsidiaries in existence on the Issue Date (other than Indebtedness described in clause (1) of this Section 5.07(b));

(4)        Indebtedness incurred by the Issuer or any of its Subsidiaries constituting reimbursement obligations with respect to bankers’ acceptances, bank guarantees, letters of credit, warehouse receipts or similar facilities entered into in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, in each case (other than in the case of performance or surety bonds incurred to satisfy a regulatory requirement) incurred in the ordinary course of business; provided,  however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(5)        Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Issuer or any of the Subsidiaries of the Issuer to finance the purchase, lease, construction, installation or improvement of property (real or personal), equipment or other asset (including receivables) that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, and Indebtedness, Disqualified Stock and Preferred Stock incurred or issued to refund, refinance, replace, renew, extend or defease any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued as permitted under this clause (5) or for working capital or any general corporate purposes; provided that the aggregate principal amount of Indebtedness, Disqualified Stock and Preferred Stock incurred or issued pursuant to this clause (5), when aggregated with the outstanding principal amount of Indebtedness, Disqualified Stock and Preferred Stock incurred or issued to refund, refinance, replace, renew, extend or defease Indebtedness, Disqualified

Stock or Preferred Stock initially incurred or issued in reliance on this clause (5), does not exceed the greater of $10,000,000 and 2.0% of Total Assets;

(6)        Indebtedness arising from agreements of the Issuer or any of its Subsidiaries providing for indemnification, adjustment of purchase price, earnout or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided,  however, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Subsidiaries in connection with such disposition;

(7)        Indebtedness of the Issuer to any of its Subsidiaries; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Subsidiary ceasing to be a Subsidiary or any other subsequent transfer of any such Indebtedness shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (to the extent not otherwise permitted by this clause);

(8)        Indebtedness of a Subsidiary owing to the Issuer or another Subsidiary; provided that any subsequent transfer of any Capital Stock or any other event that results in any such Subsidiary ceasing to be a Subsidiary or any other subsequent transfer of any such Indebtedness shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (to the extent not otherwise permitted by this clause);

(9)        shares of Preferred Stock of a Subsidiary issued to the Issuer or another Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Subsidiary ceasing to be a Subsidiary or any other subsequent transfer of any such shares of Preferred Stock shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (to the extent not otherwise permitted by this clause);

(10)      Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to this Section 5.07, exchange rate risk or commodity pricing risk;

(11)      obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Issuer or any of its Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, incurred in the ordinary course of business;

(12)      the incurrence by the Issuer or any of its Subsidiaries of Indebtedness or the issuance by the Issuer or any of its Subsidiaries of Disqualified Stock or Preferred Stock that serves to refund, refinance, replace, renew, extend or defease any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under the first paragraph of this Section 5.07 or clauses (1)(ii), (2) and (3) of this Section 5.07(b) or any Indebtedness, Disqualified Stock or Preferred Stock issued to so refund, refinance, replace, renew, extend or defease such Indebtedness, Disqualified Stock or Preferred Stock, including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees and accrued and unpaid interest in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided,  however, that such Refinancing Indebtedness:

(A)       has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, renewed, extended or defeased,

(B)       to the extent such Refinancing Indebtedness, refunds, refinances, replaces, renews, extends or defeases (i) Indebtedness subordinated or pari passu to the Notes, such Refinancing Indebtedness is subordinated or pari passu to the same extent as the Indebtedness being refunded, refinanced, replaced, renewed, extended or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(C)       shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer (except to the extent of guarantees thereof otherwise permitted hereby);

(13)      Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or any of its Subsidiaries incurred or issued to finance an acquisition or (y) Persons that are acquired by the Issuer or any of its Subsidiaries or merged into, amalgamated with or consolidated with the Issuer or any of its Subsidiaries in accordance with the terms of this Indenture; provided that after giving pro forma effect to such acquisition, amalgamation, merger or consolidation, either:

(A)       the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 5.07(a), or

(B)       the Fixed Charge Coverage Ratio of the Issuer is greater than such Fixed Charge Coverage Ratio immediately prior to such acquisition, amalgamation, merger or consolidation;

(14)      cash management obligations and other Indebtedness in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, endorsements of instruments for deposit, overdraft protections and similar arrangements, in each case incurred in the ordinary course of business;

(15)      Indebtedness of the Issuer or any of its Subsidiaries supported by a letter of credit issued pursuant to Indebtedness incurred pursuant to clause (1) of this Section 5.07(b), in a principal amount not in excess of the stated amount of such letter of credit and only so long as such letter of credit remains outstanding;

(16)      any guarantee by the Issuer or any of its Subsidiaries of Indebtedness or other obligations of the Issuer or any of its Subsidiaries so long as the incurrence of such guaranteed Indebtedness is permitted under the terms of this Indenture;

(17)      Indebtedness of the Issuer or any of its Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

(18)      Indebtedness of the Issuer or any of its Subsidiaries undertaken in connection with cash management and related activities with respect to the Issuer or any such Subsidiary or joint venture in the ordinary course of business;

(19)      Indebtedness consisting of Indebtedness issued by the Issuer or any of its Subsidiaries to future, current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any Parent Entity to the extent described in clause (4) of Section 5.08(b); and

(20)      any obligation, or guaranty of any obligation, of the Issuer or any of its Subsidiaries to reimburse or indemnify a Person extending credit to customers of the Issuer or any such Subsidiary incurred in the ordinary course of business as part of a Similar Business for all or any portion of the amounts payable by such customers to the Person extending such credit.

(c)        For purposes of determining compliance with this Section 5.07:

(i)         in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (20) of Section 5.07(b) or is entitled to be incurred pursuant to Section 5.07(a), the Issuer, in its sole discretion, shall classify, and may later reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 5.07; provided that (x) all Indebtedness outstanding in respect of the SPV II Notes and the Senior Secured Notes due 2023 shall be treated as incurred under clause (1) of Section 5.07(b) and (y) the Issuer shall not be permitted to reclassify, refund, refinance, replace, renew or defease all or any portion of any Indebtedness incurred under clause (1) of Section 5.07(b); and

(ii)       at the time of incurrence, the Issuer shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Section 5.07(a) and Section 5.07(b).

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock shall not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 5.07.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of accrued interest, fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

For the purposes of this Indenture, (1) Indebtedness that is unsecured is not deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured and (2) Indebtedness is not deemed to be subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral.

Section 5.08    Limitation on Restricted Payments.

(a)        The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(I)        declare or pay any dividend or make any payment or distribution on account of the Issuer’s, or any of its Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger, consolidation or amalgamation, other than:

(A)       dividends, payments or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(B)       dividends, payments or distributions by a Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly-Owned Subsidiary of the Issuer, the Issuer or a Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II)     purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any Parent Entity, including in connection with any merger, consolidation or amalgamation;

(III)    make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value or give any irrevocable notice of redemption with respect to, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of the Issuer, other than:

(A)       Indebtedness permitted to be incurred under clause (7), (8) or (9) of Section 5.07(b);

(B)       the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(C)       the giving of an irrevocable notice of redemption with respect to transactions described in clauses (2) or (3) of Section 5.08(b); or

(IV)    make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) (other than any exception thereto) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1)        no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)        immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under Section 5.07(a); and

(3)        such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer after the Issue Date (including Restricted Payments made pursuant to clause (1), (4) or (7) of Section 5.08(b), but excluding all other Restricted Payments made pursuant to Section 5.08(b)), is less than the sum of (without duplication):

(a)        50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning on the first day of the fiscal quarter commencing after the Issue Date to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted

Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b)        100% of the aggregate cash proceeds and the fair market value of marketable securities or other property received by the Issuer since immediately after the Issue Date (other than cash proceeds to the extent such cash proceeds have been used to make Restricted Payments pursuant to clause (2) of Section 5.08(b)) from the issue or sale of:

(i)         (A)      Equity Interests of the Issuer, excluding cash proceeds and the marketable securities or other property received from the sale of:

(x)        Equity Interests to any future, current or former employee, director or consultant of the Issuer, any Parent Entity or any of the Issuer’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 5.08(b); and

(y)        Designated Preferred Stock, and

(B)       Equity Interests of Parent Entities, to the extent such cash proceeds are actually contributed to the Issuer (excluding contributions of the proceeds from the sale of Designated Preferred Stock of Parent Entities or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 5.08(b)); or

(ii)          debt securities of the Issuer that have been subsequently converted into or exchanged for such Equity Interests of the Issuer;

provided,  however, that this clause (b) shall not include the proceeds from (X) Equity Interests or convertible debt securities of the Issuer sold to a Subsidiary or (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock; plus

(c)        100% of the aggregate amount of cash and the fair market value of marketable securities or other property contributed to the capital of the Issuer after the Issue Date (other than cash proceeds, marketable securities or other property to the extent such cash proceeds, marketable securities or other property (i) have been used to make Restricted Payments pursuant to clause (1) of Section 5.08(b) or (ii) are contributed by a Subsidiary); plus

(d)        100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by means of the sale or other disposition (other than to the Issuer or any of its Subsidiaries) of Restricted Investments made by the Issuer or any of its Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or any of its Subsidiaries and repayments of loans or advances, and releases of guarantees, that constitute Restricted Investments made by the Issuer or any of its Subsidiaries, in each case, after the Issue Date.

(b)        The foregoing provisions of Section 5.08(a) shall not prohibit:

(1)        the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Indenture;

(2)        the redemption, repurchase, retirement or other acquisition of any Equity Interests, or Subordinated Indebtedness of the Issuer in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Issuer or a Subsidiary) of, Equity Interests of the Issuer or contributions to the equity capital of the Issuer (in each case, other than any Disqualified Stock or, except in the case of a redemption, repurchase, retirement or other acquisition of Subordinated Indebtedness or Preferred Stock);

(3)        the redemption, defeasance, repurchase or other acquisition or retirement of (i) Subordinated Indebtedness of the Issuer made in exchange for, or out of the proceeds of a sale made within 45 days of, new Indebtedness of the Issuer, as the case may be, or (ii) Disqualified Stock of the Issuer made in exchange for, or out of the proceeds of a sale made within 45 days of, Disqualified Stock of the Issuer, that, so long as:

(a)        the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness, or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock, being so defeased, redeemed, repurchased, exchanged, acquired or retired for value;

(b)        in the case of Subordinated Indebtedness, such new Indebtedness is subordinated to the Indebtedness under the Notes at least to the same extent as such Subordinated Indebtedness so purchased, defeased, exchanged, redeemed, repurchased, acquired or retired for value;

(c)        such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so purchased, defeased, redeemed, repurchased, exchanged, acquired or retired; and

(d)        such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so purchased, defeased, redeemed, repurchased, exchanged, acquired or retired;

(4)        a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any Parent Entity held by any future, present or former employee, director or consultant of the Issuer or any of its Subsidiaries or any Parent Entity pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement; provided,  however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $7.5 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $15.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a)        the cash proceeds from the sale of Equity Interests (other than Disqualified Stock and Preferred Stock) of the Issuer and, to the extent contributed to the Issuer, the cash proceeds from the sale of Equity Interests of any Parent Entity, in each case to any future, present or former employees, directors or consultants of the Issuer, any of its Subsidiaries or any Parent Entity that occurs after the Issue Date; provided that the amount of such cash proceeds utilized for any such repurchase, retirement or other acquisition or retirement for value will not increase the amount available for Restricted Payments under clause (3) of Section 5.08(a); plus

(b)        the cash proceeds of key man life insurance policies received by the Issuer or its Subsidiaries after the Issue Date; less the amount of any Restricted Payments previously made with the cash proceeds described in clause (a) or (b) of this clause (4);

(5)        the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Subsidiaries or any class or series of Preferred Stock of any Subsidiary, in each case issued in accordance with Section 5.07, provided that all such dividends are included in the calculation of “Fixed Charges”;

(6)       payments made by the Issuer or any of its Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director or consultant and repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(7)       the declaration and payment of dividends on the Issuer’s common equity (or the payment of dividends to any Parent Entity to fund a payment of dividends on such Parent Entity’s common equity), following consummation of the first public offering of the Issuer’s common equity or the common equity of such Parent Entity after the Issue Date, of up to 6% per annum on the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer’s common equity registered on Form S-8;

(8)        the repurchase, redemption, or other acquisition for value of Equity Interests of the Issuer deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Issuer, in each case, permitted under this Indenture; and

(9)        other Restricted Payments in an amount not to exceed the greater of (x) $7.5 million and (y) 3.5% of Total Assets;

provided,  however, that at the time of, and after giving effect to, any Restricted Payment permitted under clause (1) through (9), no Default shall have occurred and be continuing or would occur as a consequence thereof.

For purposes of determining compliance with this Section 5.08, in the event that a payment or other action meets the criteria of more than one of the exceptions provided in clauses (1) through (8) above, or is permitted to be made pursuant to the first paragraph of this Section 5.08 (including by virtue of qualifying as a Permitted Investment), the Issuer will be permitted to classify such payment or other action on the date of its occurrence in any manner that complies with this Section 5.08.  Payments or other actions permitted by this Section 5.08 need not be permitted solely by reference to one provision permitting such payment or other action but may be permitted in part by one such provision and in part by one or more other provisions of this Section 5.08 permitting such payment or other action (including pursuant to any section of the definition of “Permitted Investment”).

Section 5.09    Transactions with Affiliates.

(a)        The Issuer shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee (each of the foregoing, a “transaction”) with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5.0 million unless:

(1)        such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Subsidiary with an unrelated Person on an arm’s-length basis; and

(2)        the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $15.0 million, a resolution adopted by the majority of the Board of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

(b)        The foregoing provisions will not apply to the following:

(1)        transactions between or among the Issuer or any of its Subsidiaries or any entity that becomes a Subsidiary as a result of such transaction, so long as such transaction is otherwise consummated in compliance with this Indenture;

(2)        Restricted Payments permitted by Section 5.08 and Permitted Investments permitted by clauses (11) or (12) of the definition of “Permitted Investments”;

(3)        the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of, or for the benefit of, future, current or former officers, directors, employees or consultants of the Issuer, any of the Subsidiaries or any Parent Entity, provided that any such severance arrangements provided on behalf of officers, directors or senior management of the Issuer or any Parent Entity are or have been approved by the Compensation Committee of the Issuer’s Board;

(4)        transactions in which the Issuer or any of its Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Subsidiary with an unrelated Person on an arm’s-length basis;

(5)        any agreement or arrangement (including the LLC Agreement, this Indenture, the Revolving Credit Agreement and the Senior Secured Notes due 2023) as in effect as of the Issue Date, and payments and other actions contemplated thereby, as the same may be amended after the Issue Date, so long as any such amendments, when taken as a whole, are not disadvantageous in any material respect to the Holders;

(6)        the existence of, or the performance by the Issuer or any of its Subsidiaries of its obligations under the terms of, any stockholders agreement or the equivalent thereof (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any amendment thereto or any similar agreement that it may enter into thereafter; provided,  however, that any such amendment and any similar agreement shall not contain terms that, when taken as a whole, are disadvantageous in any material respect to the Holders;

(7)        transactions with customers, clients, suppliers or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture and that are fair to the Issuer and its Subsidiaries, in the reasonable determination of the Board of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(8)        the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Issuer to any Parent Entity or to any Qualified Noteholder or to any director, officer, employee or consultant (or their respective estates, investment funds, investment vehicles, spouses or former spouses) of the Issuer, any of the Issuer’s Subsidiaries or any Parent Entity and the granting and performing of reasonable and customary registration rights with respect to such Equity Interests;

(9)        payments or loans (or cancellation of loans) to employees, directors or consultants of the Issuer, any of the Subsidiaries or any Parent Entity and employment agreements, stock option plans and other similar arrangements with such employees, directors or consultants that, in each case, that are approved by the Board of the Issuer in good faith;

(10)      investments or loans (including acquisitions in secondary market trading or syndicated loans) by Affiliates in securities issued or loans made by the Issuer or any of its Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Affiliates in connection therewith) so long as the investment or loan is or was being offered generally to other investors or lenders on the same or more favorable terms and payments and other transactions pursuant to the terms thereof;

(11)      payments to any future, current or former employee, director, officer or consultant of the Issuer, any of its Subsidiaries or any Parent Entity pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement; and any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any health, disability and similar insurance or benefit plans or supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers or consultants that are, in each case, approved by the Board of the Issuer in good faith;

(12)      transactions with a Person that is an Affiliate of the Issuer solely because the Issuer owns any Equity Interest in, or controls, such Person; provided that, no Affiliate of the Issuer, other than the Issuer or a Subsidiary, shall have a beneficial interest or otherwise participate in such Person other than through such Affiliate’s ownership of the Issuer;

(13)      transactions that are approved in accordance with the Section 6.9 of the LLC Agreement or any successor provision thereto;

(14)      payments by the Issuer and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any Parent Entity) and its Subsidiaries; provided that in each case the amount of such payments in any calendar year does not exceed the amount that the Issuer and its Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such calendar year were the Issuer and its Subsidiaries to pay such taxes separately from any such Parent Entity;

(15)      payments to or from, and transactions with, any joint venture in the ordinary course of business (including without limitation, any cash management activities related thereto); and

(16)      intellectual property licenses entered into in the ordinary course of business.

Section 5.10    Company Existence; LLC Agreement.  Except as provided in Article VI, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its company existence.  The Issuer shall not agree to any amendment, modification or waiver of, the LLC Agreement which amendment, modification or waiver requires, pursuant to the terms of the LLC Agreement, the consent, vote or waiver of or by all or part of the Class A Common Units (by the holders thereof in their capacity as such) without the prior written consent of the beneficial owners of at least a majority in principal amount of the Notes then outstanding.  The Issuer may rely upon any evidence reasonably satisfactory to it, of such beneficial ownership.

Section 5.11    Offer to Repurchase Upon Change of Control.

(a)        If a Change of Control occurs, unless, prior to the time the Issuer is required to make a Change of Control Offer, the Issuer has previously or concurrently delivered or caused to be delivered a redemption notice with respect to all of the outstanding Notes as described under Section 3.07 or 3.08, the Issuer shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of the Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, the Issuer shall send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

(1)         that a Change of Control Offer is being made pursuant to this Section 5.11 and that all Notes properly tendered pursuant to such Change of Control Offer shall be accepted for payment by the Issuer;

(2)        a description of the transaction or transactions constituting a Change of Control;

(3)        the purchase price and the purchase date, which will be no earlier than 20 Business Days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(4)        that any Note not properly tendered will remain outstanding and continue to accrue interest;

(5)        that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(6)        that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(7)        that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the expiration time of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of the Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(8)        that if less than all of such Holder’s Notes are tendered for purchase, such Holder shall be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered; provided that the unpurchased portion of the Notes must be equal to $1.00 or an integral multiple of $1.00 in excess thereof;

(9)        if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(10)      such other instructions, as determined by the Issuer, consistent with this Section 5.11, that a Holder must follow.

The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 5.11, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 5.11 by virtue thereof.

(b)        On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law:

(1)        accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2)        deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3)        deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

(c)        The Issuer shall not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 5.11 applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(d)        Other than as specifically provided in this Section 5.11, any purchase pursuant to this Section 5.11 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06.

ARTICLE VI. SUCCESSORS

Section 6.01    Merger, Consolidation or Sale of All or Substantially All Assets.

(a)        The Issuer shall not consolidate, merge or amalgamate with or into or wind up into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)        The Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the “Successor”);

(2)        the Successor expressly assumes all the obligations of the Issuer under this Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)        immediately after such transaction, no Default exists; and

(4)        the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that such consolidation, amalgamation, merger or transfer complies with this Indenture and an Officers’ Certificate and Opinion of Counsel

to the effect that any such supplemental indenture is permitted or authorized by this Indenture.

(b)        Notwithstanding clause (3) of Section 6.01(a),

(1)        any of the Issuer’s Subsidiaries may consolidate or amalgamate with or merge into or transfer all or part of its properties and assets to the Issuer or any of its Subsidiary; and

(2)        the Issuer may consolidate, amalgamate or merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in another state in the United States, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Subsidiaries is not increased thereby.

Section 6.02    Successor Substituted.

Upon any consolidation, amalgamation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 6.01, the Successor formed by such consolidation or into or with which the Issuer is merged or amalgamated or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, amalgamation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Issuer shall refer instead to the Successor and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture and the Notes with the same effect as if such Successor had been named as the Issuer herein; provided that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest, if any, on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Issuer’s assets that meets the requirements of Section 6.01.

ARTICLE VII

DEFAULTS AND REMEDIES

Section 7.01    Events of Default.

(a)        An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)        default in the payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2)        default for 30 days or more in the payment when due of interest, if any, on or with respect to the Notes;

(3)        failure by the Issuer for thirty (30) days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the then outstanding notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clause (1) or (2) above) contained in this Indenture, or the Notes;

(4)        default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Subsidiaries, other than Indebtedness owed to the Issuer or a Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(i)         such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity; and

(ii)       the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at its stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, is, in the aggregate, $25,000,000;

(5)        failure by the Issuer or any Significant Subsidiary (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required by Section 5.04) would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $25,000,000 or more (net of amounts covered by insurance policies issued by reputable insurance companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree that is not promptly stayed;

(6)        the Issuer or any Significant Subsidiary (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required by Section 5.04) would constitute a Significant Subsidiary), pursuant to or within the meaning of any Bankruptcy Law:

(i)         commences proceedings to be adjudicated bankrupt or insolvent;

(ii)       consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;

(iii)      consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(iv)       makes a general assignment for the benefit of its creditors; or

(v)        generally is not paying its debts as they become due;

(7)        a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)         is for relief against the Issuer or any Significant Subsidiary (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required by Section 5.04) would constitute a Significant Subsidiary) in a proceeding in which the Issuer or any such Subsidiary that is a Significant Subsidiary or any such group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(ii)       appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any Significant Subsidiary (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required by Section 5.04) would constitute a Significant Subsidiary), or for all or substantially all of the property of the Issuer or any Significant Subsidiary (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required by Section 5.04) would constitute a Significant Subsidiary); or

(iii)      orders the liquidation of the Issuer or any Significant Subsidiary (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required by Section 5.04) would constitute a Significant Subsidiary);

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 7.02    Acceleration.  If any Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 7.01(a)) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.  Upon the effectiveness of such declaration, such principal, premium, if any, and interest shall be due and payable immediately.

Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) or (7) of Section 7.01(a), all outstanding Notes shall be due and payable immediately without further action or notice.

If the Notes are accelerated or otherwise become due prior to the stated maturity, in each case, as a result of an Event of Default, the amount of principal of, accrued and unpaid interest and premium on the Notes that becomes due and payable shall equal 100% of the outstanding principal amount of the Notes on the date of such acceleration, plus accrued and unpaid interest.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, if any, or premium that has become due solely because of the acceleration) have been cured or waived, and the Issuer has paid or deposited with the Trustee a sum sufficient to pay all sums paid or advanced by the Trustee, and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 7.03    Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 7.04    Waiver of Past Defaults. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences hereunder, except a continuing Default in the payment of the principal of, premium, if any, or interest on, any Note held by a non-consenting Holder; provided, subject to Section 7.02, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 7.05    Control by Majority.  Holders of a majority in principal amount of the then total outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such direction is unduly prejudicial to such Holders) or that would involve the Trustee in personal liability.

Section 7.06    Limitation on Suits.  Subject to Section 7.07, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1)        such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)        Holders of at least 25% in aggregate principal amount of the then outstanding Notes have made a written request to the Trustee to pursue the remedy;

(3)        Holders of the Notes have offered and, if requested, provided to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense in relation to such Holder’s pursuit of such remedy;

(4)        the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)        Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee has no affirmative duty to ascertain whether or not any such use by any Holder is prejudicial to another Holder).

Section 7.07    Rights of Holders of Notes to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 7.08    Collection Suit by Trustee.  If an Event of Default specified in Section 7.01(a)(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 7.09    Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 7.10    Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.11    Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 7.12    Trustee May File Proofs of Claim.  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its respective agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to them for the reasonable compensation, expenses, disbursements and advances of the Trustee and its respective agents and counsel, and any other amounts due the Trustee under Section 8.06.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.06 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.13    Priorities.  Any money or property collected by the Trustee pursuant to this Article VII and any money or other property distributable in respect of the Issuer’s Obligations under this Indenture after an Event of Default shall be applied in the following order:

FIRST: to pay Obligations in respect of any reasonable expenses reimbursements or indemnities then due to the Trustee, including, without limitation, its respective agents and attorneys;

SECOND: to pay interest then due and payable in respect of the Notes;

THIRD: to pay or prepay principal payments in respect of the Notes; and

FOURTH: to pay all other Obligations with respect to the Notes and this Indenture;

provided,  however, that if sufficient funds are not available to fund all payments required to be made in any of clauses SECOND through FOURTH above, the available funds being applied to the Obligations specified in any such clause (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the relevant party’s interest in the aggregate outstanding Obligations set forth in such clause.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 7.13.

Section 7.14    Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 7.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 7.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE VIII

TRUSTEE

Section 8.01    Duties of Trustee.

(a)        If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)        Except during the continuance of an Event of Default:

(i)         the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)       in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)        The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)         this paragraph does not limit the effect of paragraph (b) of this Section 8.01;

(ii)       the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)      the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05.

(d)        No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(e)        Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 8.01.

(f)        The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security satisfactory to the Trustee in its sole discretion against any loss, liability, cost or expense in relation to such exercise.  The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the directions of the required number of Holders, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Notes.

(g)        The Trustee shall not be liable for interest on or the investment of any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 8.02    Rights of Trustee.

(a)        The Trustee may conclusively rely and shall be protected in acting or refraining from acting, as to the truth of statements and the correctness of the opinions expressed therein, upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document and shall have incur no liability or additional liability of any kind by reason of omission of such inquiry or investigation, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)        Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel, investment bankers, financial advisors, accountants or other professionals of its selection and the advice of such counsel, investment bankers, financial advisors, accountants or other professionals or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)        The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)        The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)        Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(f)        The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(g)        In no event shall the Trustee be responsible or liable for any special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)        The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, to the extent of the rights of the Trustee acting as the Trustee in each of its capacities hereunder, including without limitation, each Agent, the Trustee, the custodian and other Person employed to act hereunder.

(i)         The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(j)         The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of the individuals and/or titles of Officers (with specimen signatures) authorized at such times to take specific actions pursuant to this Indenture, which Officers’ Certificate may be signed by any persons specified as so authorized in any certificate previously delivered and not superseded.

(k)        The Trustee shall receive and retain the financial reports and statements of the Issuer as provided herein, but shall have no duties whatsoever with respect to the further dissemination or the contents thereof, including no duty to review or analyze such reports or statements to determine compliance with covenants or other obligations of the Issuer.  Delivery of such reports, information and documents to the Trustees is for informational purposes only and the Trustees’ receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its obligations hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).  The Trustees shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with respect to any reports or other documents filed under this Indenture.

(l)                     None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(m)                   The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

Section 8.03    Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Section 8.09.

Section 8.04    Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of any offering materials, this Indenture or the Notes, and it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 8.05    Notice of Defaults.  If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail or otherwise deliver in accordance with the procedures of DTC to Holders of Notes a notice of the Default within 90 days after it occurs, unless such default shall have been cured or waived.  Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 8.06    Compensation and Indemnity.  The Issuer shall pay to the Trustee from time to time such compensation for its acceptance and administration of this Indenture and services provided hereunder as Trustee in each of its capacities hereunder, including, without limitation, Paying Agent and Registrar, as the parties shall agree in writing from time to time.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Trustee, in each of its capacities hereunder, promptly upon request for all reasonable disbursements, advances and expenses incurred or made by them in addition to the compensation for their services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer shall indemnify the Trustee, and hold the Trustee harmless from and against, any and all losses, damage, claim, liability, cost or expense (including attorneys’ fees) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 8.06) or defending itself against any claim whether asserted by any Holder or the Issuer, or liability in connection with the acceptance, exercise or performance of any of its powers or duties or the exercise of its rights hereunder).  The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder.  The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel.  The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee to the extent it is finally determined by a court of competent jurisdiction to have occurred through the Trustee’s own willful misconduct or gross negligence.

The obligations of the Issuer under this Section 8.06 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

To secure the payment obligations of the Issuer in this Section 8.06, the Trustee shall have a Lien prior to the Notes and rights of the Holders on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(a)(6) or (7) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 8.07    Replacement of Trustee.  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 8.07.  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing.  The Issuer may remove the Trustee if:

(a)        the Trustee fails to comply with Section 8.09;

(b)        the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)        a custodian or public officer takes charge of the Trustee or its property; or

(d)        the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s sole expense), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 8.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 8.06.  Notwithstanding replacement of the Trustee pursuant to this Section 8.07, the Issuer’s obligations under Section 8.06 shall continue for the benefit of the retiring Trustee.

Section 8.08    Successor Trustee by Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national association, the successor corporation or national association without any further act shall be the successor Trustee without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession.

Section 8.09    Eligibility; Disqualification.  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that satisfies the requirements of TIA § 310(a)(1), (2) and (5), that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA § 310(b).

Section 8.10    Preferential Collection of Claims Against Issuer. The Trustee shall be subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee that has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated

Section 8.11    Calculations in Respect of the Notes.  The Issuer shall be responsible for making calculations called for under the Notes, including, but not limited to, determination of premiums, PIK Interest and PIK Notes, original issue discount, and the Settlement Rate.  The Issuer shall make the calculations in good faith and, absent manifest error, its calculations shall be final and binding on the Holders of the Notes.  The Issuer shall provide a schedule of its calculations to the Trustee when applicable, and the Trustee shall be entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification.

Section 8.12    Brokerage Confirmations.  The Issuer acknowledges that regulations of the Comptroller of the Currency grant the Issuer the right to receive brokerage confirmations of the Note transactions as they occur.  To the extent contemplated by law, the Issuer specifically waives any such notification relating to the Notes transactions contemplated herein; provided,  however, that the Trustee shall send to the Issuer periodic cash transaction statements that describe all investment transactions.

Section 8.13    Reports by Trustee to Holders.

(a)        From and after the qualification of this Indenture under the TIA, to the extent required thereunder at such time: (i) within 60 days after each June 1 following the date of this Indenture and for so long as Notes remain outstanding, the Trustee will mail to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if not event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted); (ii) the Trustee will comply with TIA § 313(b); and (c) the Trustee will transmit all reports as required by TIA § 313(c).

(b)        Upon the mailing of any report described in subsection (a)(i) above by the Trustee to the Holders, a copy of such report will be mailed by the Trustee to the Issuer and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Issuer will promptly notify the Trustee in writing when the notes are listed on any stock exchange or delisted therefrom.

ARTICLE IX

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 9.01    Option to Effect Legal Defeasance and Covenant Defeasance.  The Issuer may, at its option and at any time, elect to have either Section 9.02 or 9.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article IX.

Section 9.02    Legal Defeasance and Discharge.  Upon the Issuer’s exercise under Section 9.01 of the option applicable to this Section 9.02, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 9.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (“Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 9.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)        the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 9.04;

(b)        the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)        the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(d)        this Section 9.02.

Subject to compliance with this Article IX, the Issuer may exercise its option under this Section 9.02 notwithstanding the prior exercise of its option under Section 9.03.

Section 9.03    Covenant Defeasance.  Upon the Issuer’s exercise under Section 9.01 of the option applicable to this Section 9.03, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 9.04, be released from their obligations under the covenants contained in Sections 5.03, 5.04, 5.05, 5.06, 5.07, 5.08, 5.09 and 5.11 with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 7.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Issuer’s, exercise under Section 9.01 of the option applicable to this Section 9.03, subject to the satisfaction of the conditions set forth in Section 9.04, Sections 7.01(a)(3), 7.01(a)(4), 7.01(a)(5), 7.01(a)(6) (solely with respect to Significant Subsidiaries of the Issuer (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required by Section 5.04) would constitute a Significant Subsidiary of the Issuer)) and 7.01(a)(7) (solely with respect to Significant Subsidiaries of the Issuer (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required by Section 5.04) would constitute a Significant Subsidiary of the Issuer)) shall not constitute Events of Default.

Section 9.04    Conditions to Legal or Covenant Defeasance.  The following shall be the conditions to the application of either Section 9.02 or 9.03 to the outstanding Notes:

(1)        the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or, if the Notes have been or will be called for redemption in accordance with this Indenture, on the relevant redemption date and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2)        in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(A)       the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(B)       since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes shall not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)        in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)        no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5)        such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer is a party or by which the Issuer is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to the discharge of such agreement or instrument and, in each case, the granting of Liens in connection therewith);

(6)        the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(7)        the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 9.05    Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.  Subject to Section 9.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.05, the “Trustee”) pursuant to Section 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or any of the Issuer’s Subsidiaries acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 9.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article IX to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 9.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.04(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.06    Repayment to Issuer.  Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, and premium or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

Section 9.07    Reinstatement.  If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 9.02 or 9.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.02 or 9.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 9.02 or 9.03, as the case may be; provided that, if the Issuer makes any payment of principal of, premium or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE X

AMENDMENT, SUPPLEMENT AND WAIVER

Section 10.01  Without Consent of Holders of Notes.

(a)        Notwithstanding Section 10.02(a), the Issuer and the Trustee may amend or supplement this Indenture or Notes without the consent of any Holder:

(1)        to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)        to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)        to comply with Section 6.01;

(4)        to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(5)        to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer;

(6)        to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(7)        to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA

(8)        to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee thereunder pursuant to the requirements thereof; and

(9)        to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided,  however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

(b)        Upon the request of the Issuer accompanied by a resolution of the Board authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents set forth in Section 10.05, the Trustee shall join with the Issuer in the execution of any amended or supplemental indenture or other document or instrument, in each case, authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture or other document or instrument that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 10.02  With Consent of Holders of Notes.

(a)        Except as provided below in this Section 10.02, the Issuer and the Trustee may amend or supplement this Indenture, the Notes, with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 7.04 and 7.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).  Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 10.02.

(b)        Upon the request of the Issuer accompanied by a resolution of the Board authorizing the execution of any such amended or supplemental indenture or other documents or instruments, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents set forth in Section 10.05, the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture or other documents or instruments unless such amended or supplemental indenture directly affects their own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture or other documents or instruments.

(c)        It shall not be necessary for the consent of the Holders of Notes under this Section 10.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

(d)        After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Issuer shall mail to Holders of Notes a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuer to mail such notice to all Holders (or any defect in such notice), however, shall not in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

(e)        Without the consent of each affected Holder of Notes, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)        reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2)        reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes;

(3)        reduce the rate of or change the time for payment of interest on any Note;

(4)        waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or waive a Default in respect of a covenant or provision contained in this Indenture that cannot be amended or modified without the consent of all Holders;

(5)        make any Note payable in money other than that stated therein;

(6)        make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7)        make (i) any change in the definitions of “Change of Control Transaction”, “Mandatory Redemption Target Value”, “Supermajority Board Approval”, “Substantially Transformative Transaction” and “Total Enterprise Value” in Section 1.01 or (ii) any change in Section 3.07 or 3.08 that would have the effect of waiving or delaying any requirement to redeem the Notes or changing the redemption price therefor (whether payable in cash, Units or other consideration) pursuant to the terms hereof;

(8)        make any change in the amendment and waiver provisions set forth in this paragraph;

(9)        impair the right of any Holder to receive payment of principal of, or interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(10)      make any change to or modify the ranking of the Notes that would adversely affect the Holders.

Section 10.03  Revocation and Effect of Consents.  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 10.04  Notation on or Exchange of Notes.  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 10.05  Trustee to Sign Amendments, Etc. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article X, except that the Trustee need not sign any amendment, supplement or waiver that the Trustee determines in its reasonable discretion that such amendment, supplement or waiver adversely affects the rights, duties, liabilities or immunities of the Trustee.  The Issuer may not sign an amendment, supplement or waiver until the Board of such entity approves it.  In executing any amendment, supplement or waiver to this  Indenture or the Notes, the Trustee shall be entitled to receive and (subject to Section 8.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.02, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and complies with the provisions hereof.

Section 10.06  Payment for Consents.  Neither the Issuer nor any Affiliate of the Issuer may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes, unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment; provided that, in connection with any consideration to be paid to Holders in an exchange offer in respect of Notes not registered under the Securities Act, such consideration need not be paid to

Holders who, upon request, do not confirm they are “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act or, in the case of non-U.S. Holders who, upon request, do not confirm that they are non-U.S. Persons within the meaning of Regulation S of the Securities Act.

Section 10.07  Compliance with the Trust Indenture Act.  Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture hereto that complies with the TIA as then in effect.

ARTICLE XI

SATISFACTION AND DISCHARGE

Section 11.01  Satisfaction and Discharge.  This Indenture shall be discharged and shall cease to be of further effect as to all Notes, when either:

(1)        all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2)        (A)      all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, shall become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(B)       no Default (other than that resulting from borrowing funds to be applied to make such deposit or the grant of any Lien securing such borrowing or any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer is a party or by which the Issuer is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to the discharge of such agreement or instrument and, in each case, the granting of Liens in connection therewith);

(C)       the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and

(D)       the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer shall deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of this Section 11.01, the provisions of Section 11.02 and Section 9.06 shall survive.

Section 11.02  Application of Trust Money.  Subject to the provisions of Section 9.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Issuer has made any payment of principal of, premium or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE XII

MISCELLANEOUS

Section 12.01  Notices.  Any notice or communication by the Issuer, the Trustee to the others is duly given if in writing and published, delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer:

CCF Holdings LLC
6785 Bobcat Way
Dublin, Ohio 43016
Attention: General Counsel
Email: broman@ccfi.com

Fax: (614) 798-5921

If to the Trustee:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue

Brooklyn, NY  11219

Attn: Corporate Trust

Tel: (718) 921-8200

With a copy to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10128

Attention: Glenn E. Siegel
                Rachel Jaffe Mauceri

Tel: (212) 309-6000

The Issuer or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.  Any notice or communication shall also be so mailed or delivered to any Person described in TIA § 313(c), to the extent required by the TIA.  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: on the first date on which publication is made, if published; at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: on the first date on which publication is made, if published; at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, the Issuer shall mail a copy to the Trustee and each Agent at the same time.

In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

Section 12.02  Communication by Holders with Other Holders.  Holders may communicate pursuant to TIA § 312 with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Agents and anyone else shall have the protection of TIA § 312(c).

Section 12.03  Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer, as the case may be, shall furnish to the Trustee:

(a)        An Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.04) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)        An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.04), stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; provided that an Opinion of Counsel shall not be required in connection with the issuance of Notes on the Issue Date.

Section 12.04  Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)        a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)        a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)        a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)        a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.05  Rules by Trustee and Agents.  The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.06  No Personal Liability of Directors, Officers, Employees, Incorporators, Members, Partners and Stockholders.  To the extent permitted by law, no director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any of their parent companies or entities shall have any liability for any obligations of the Issuer under the Notes or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.  Each Holder by accepting Notes waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 12.07  Governing Law.  THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.08  Waiver of Jury Trial.  THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.09  Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, and other causes beyond its control whether or not of the same class or kind as specifically named above.

Section 12.10  No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or the Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.11  Successors.  All agreements of the Issuer in this Indenture and the Notes shall bind its respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.12  Severability.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.13  Counterpart Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.14  Table of Contents, Headings.  The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.15  U.S.A. Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions, and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request as required in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Remainder of page left intentionally blank.  Signature pages follow.]

CCF HOLDINGS LLC as Issuer

By:	/s/ Michael Durbin
	Name:	Michael Durbin
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC as Trustee

By:	/s/ Michael A. Nespoli
	Name:	Michael A. Nespoli
	Title:	Executive Director

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP No. _________

ISIN No. _________

RULE 144 GLOBAL NOTE

CCF HOLDINGS LLC

10.750% Senior PIK Notes due 2023

Principal Amount $____

No.

CCF Holdings LLC, a Delaware limited liability company (the “Issuer”), promises to pay to CEDE & CO. or registered assigns, the principal sum of ____________________ DOLLARS, or such amount may otherwise be revised by the Schedule of Exchanges of Interests in the Global Note attached hereto,  on December 15, 2023.

Interest Payment Dates: June 15 and December 15, commencing June 15, 2019.

Record Dates: June 1 and December 1 of each year.

Additional provisions of the Notes are set forth on the other side of this Note.

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated: December 12, 2018

CCF Holdings LLC, as Issuer

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Authentication Agent
Dated: December 12, 2018

By:
Authorized Signatory

[Back of Note]

10.750% Senior PIK Notes due 2023

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.            INTEREST.

(a)          CCF Holdings LLC, a Delaware limited liability company (the “Issuer”), promises to pay interest on the principal amount of this Note, from December 12, 2018 (or the most recent Interest Payment Date) until maturity, at a rate of 10.750% per annum on the then outstanding principal amount of this Note (a “PIK Note Payment”) by increasing the principal amount of this Note or by issuing additional Notes in a principal amount equal to such interest (“PIK Interest”) on the applicable Interest Payment Date, provided,  however that for any Notes that have not been redeemed pursuant to Section 3.07(a) or 3.08 prior to payment or maturity, the final interest payment on the maturity date shall be made in cash.

(b)          The Issuer will pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be June 15, 2019.  The Issuer will pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace periods), from time to time on demand at the interest rate on the Notes.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(c)          PIK Note Payments shall be effected (i) with respect to Notes in certificated form, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest to be paid on the principal amount of Notes held by each Holder on the relevant record date (rounded down to the nearest $1.00) or (ii) with respect to Global Notes, by increasing the principal amount of the outstanding Global Note by an amount equal to the amount of PIK Interest to be paid on the principal amount of Global Notes on the relevant record date (rounded down to the nearest $1.00), and the Trustee will, at the written order of the Issuer signed by an Officer, authenticate and deliver such PIK Notes on the Interest Payment Date in certificated form for original issuance to the Holders of record on the relevant record date or cause such increase in principal amount with respect to Global Notes.  Following an increase in the principal amount of the outstanding Global Notes as a result of a PIK Note Payment, the Notes will bear interest on such increased principal amount from and after the date of such PIK Note Payment.  Any PIK Notes issued in certificated form will be dated as of the applicable Interest Payment Date and will bear interest from and after such date.

2.            METHOD OF PAYMENT.  The Issuer will pay interest on the Notes, if any, to the Persons who are registered Holders of Notes at the close of business on the December 1 and June 1 (whether or not a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, PIK Interest, if any, premium, if any, at the office or agency of the Issuer maintained for such purpose, or, at the option of the Issuer, payment of cash interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds to an account in the United States of America will be required with respect to any amounts due on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent.  Notwithstanding the foregoing, if this Note is a Global Note, payment may be made pursuant to the Applicable Procedures of the Depository as permitted in the Indenture.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, except in the case of any PIK Interest.

3.            PAYING AGENT AND REGISTRAR.  Initially, American Stock Transfer & Trust Company, LLC, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuer may change any Paying Agent or Registrar without prior written notice to the Holders.  The Issuer or any of the Issuer’s Subsidiaries may act in as paying agent or registrar.

4.            INDENTURE.  The Issuer issued the Notes under an Indenture, dated as of December 12, 2018 (the “Indenture”), with the Trustee.  This Note is one of a duly authorized issue of notes of the Issuer designated as its 10.750% Senior PIK Notes due 2023.  The Issuer may issue PIK Notes pursuant to Sections 2.01 and 2.15 of the Indenture.  The terms of the Notes include those stated in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.            OPTIONAL REDEMPTION.

(a)          Except as set forth below under clauses 5(b) and 5(c) hereof, the Notes will not be redeemable at the Issuer’s option.

(b)        On or, to the extent provided in paragraph (b)(2) below, prior to and within 90 days after the occurrence of a Bondholder NewCo Option Event, the Issuer may redeem all (but not than less than all) of the then outstanding Notes, at any time, by delivery of Class A Common Units, subject to the following provisions:

(1)        For so long as there is a Qualified Noteholder, the Issuer may not elect to optionally settle the Notes in Class A Common Units unless such election shall have been approved by at least a majority of the members of the Board of the Issuer then in office, which majority, prior to the fourth anniversary of the Issue Date, shall have included the Qualified Noteholder Directors (or, if only one such person shall then be a member of the Board, such Member); provided,  however, that prior to the fourth anniversary of the Issue

Date in the event that the Total Enterprise Value of the Issuer has not been determined by the Board of the Issuer to be greater than $300 million (as evidenced by an Officer’s Certificate, to which a resolution of the Board of the Issuer setting forth such determination is annexed, delivered to the Trustee), in addition to the foregoing requirements, the Change of Control Transaction, shall be approved by a Super-Majority Board Approval (as evidenced by an Officer’s Certificate, to which a resolution of the Board of the Issuer confirming such approval is annexed, delivered to the Trustee);

(2)        Notice of any redemption to be made upon the occurrence of a Bondholder NewCo Option Event may be given in advance of any such Bondholder NewCo Option Event, but subject to the occurrence of any relevant Change of Control Transaction or the Maturity Date, as the case may be, and any other condition specified in the notice of redemption;

(3)        Upon the Issuer’s exercise of the redemption pursuant to clause 5(b), on and after the redemption date, any right of the Holders of the Notes to receive payments in respect of principal, premium, if any, and interest on the Notes shall automatically be terminated, the indebtedness and other obligations of the Issuer to Holders of Notes automatically shall be extinguished without any further action by any Person, and each Holder of Notes shall only have the right to receive the redemption price in Class A Common Units and/or, if applicable, the consideration payable in the relevant Change of Control Transaction in respect of Class A Common Units;

(4)        The number of Class A Common Units issuable to the Holders in payment of the redemption price pursuant to this clause 5(b) shall be equal to, for each $1.00 principal amount of Notes so redeemed (including any PIK Interest that has been capitalized), the Settlement Rate;

(5)        The Issuer shall pay any and all documentary, stamp or similar issue or transfer taxes imposed by the United States of America or any state thereof that may be payable in respect of the issuance and delivery of Class A Common Units upon any redemption made pursuant to this clause 5(b) unless the taxes are due because the Holder requests such Units to be issued in a name other than the Holder’s name or delivered to a person other than the Holder, in which case the Holder shall pay such taxes; and

(6)        No fractional units of Class A Common Units shall be delivered by the Issuer to the Holders in payment of the redemption price pursuant to this clause 5(b) and all such fractional amounts shall be rounded down to the nearest whole Unit.

(c)          At any time or from time to time, the Issuer, may redeem all or a part of the Notes, upon notice as provided in the Indenture, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding the date of redemption, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(d)          Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.07 of the Indenture. For the avoidance of doubt, the Issuer shall not be required to deliver Class A Common Units in connection with a redemption to the extent that it delivers the consideration payable in the relevant Change of Control Transaction in respect of Class A Common Units in lieu thereof.

6.            MANDATORY REDEMPTION UPON A CLASS A PUBLIC OFFERING.

(a)          Notwithstanding anything in the Indenture to the contrary, in the event that the Issuer completes a public offering of Common Units registered with the SEC (a “Class A Public Offering”) in which (i) the gross cash proceeds of Common Units sold by the Company equal or exceed $200 million and (ii) the product of the gross cash price per Unit in the Class A Public Offering and the number of Mandatory Redemption Date Class A Common Units Outstanding equals or exceeds the Mandatory Redemption Target Value, the Notes shall be automatically redeemed on the Mandatory Redemption Date for Class A Common Units at the Settlement Rate.

(b)          Notice of any mandatory redemption pursuant to this paragraph 6 may be given in advance of the consummation of any such Class A Public Offering and subject to the occurrence thereof.

(c)          On and after a Mandatory Redemption Date, any right of the Holders of the Notes to receive payments in respect of principal, premium, if any, and interest on the Notes shall automatically be terminated, the indebtedness and other obligations of the Issuer to Holders of Notes automatically shall be extinguished without any further action by any Person, and each Holder of Notes shall only have the right to receive the redemption price in Class A Common Units.

(d)          The number of Class A Common Units issuable to the Holders in payment of the redemption price pursuant to this paragraph 6 shall be equal to, for each $1.00 principal amount of Notes so redeemed (including any PIK Interest that has been capitalized), the Settlement Rate.

(e)          The Issuer shall pay any and all documentary, stamp or similar issue or transfer taxes imposed by the United States of America or any state thereof that may be payable in respect of the issuance and delivery of Class A Common Units upon any redemption made pursuant to this paragraph 6 unless the taxes are due because the Holder requests such Units to be issued in a name other than the Holder’s name or delivered to a person other than the Holder, in which case the Holder shall pay such taxes.

(f)           No fractional units of Class A Common Units shall be delivered by the Issuer to the Holders in payment of the redemption price pursuant to this paragraph 6, and all such fractional amounts shall be rounded down to the nearest whole Unit. Notice of any mandatory redemption pursuant to this Section 6 may be given in advance of the consummation of any such Class A Public Offering and subject to the occurrence thereof.

7.            MANDATORY REDEMPTION; SINKING FUND PAYMENTS.  Except as provided in Section 3.08 of the Indenture, the Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

8.            NOTICE OF REDEMPTION.  Subject to Sections 3.03 and 3.08 of the Indenture, notice of redemption will be electronically delivered or mailed by first-class mail, postage prepaid, at least 15 days but not more than 60 days before the redemption date (except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with Article IX or Article XI of the Indenture) to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $1.00 may be redeemed in part but only in whole multiples of $1.00, unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

9.            DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $1.00 and integral multiples of $1.00 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a tender offer, in whole or in part, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 Business Days before a selection of Notes to be redeemed.

10.          PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as its owner for all purposes.

11.          AMENDMENT, SUPPLEMENT AND WAIVER.  The Indenture or the Notes may be amended or supplemented as provided in the Indenture.

12.          DEFAULTS AND REMEDIES.

(a)          The Events of Default relating to the Notes are defined in Section 7.01 of the Indenture.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if and so long as it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, if any, or premium that has become due solely because of the acceleration) have been cured or waived. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within five Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such event.

(b)          If the Notes are accelerated or otherwise become due prior to the stated maturity, in each case, as a result of an Event of Default, the amount of principal of, accrued and unpaid interest and premium on the Notes that becomes due and payable shall equal 100% of the outstanding principal amount of the Notes on the date of such acceleration, plus accrued and unpaid interest.

8.            AUTHENTICATION.  This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

9.            GOVERNING LAW.  THE INDENTURE AND THE NOTES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

10.          COUNTERPARTS. This Note may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one binding Note.

11.          CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to the Issuer at the following address:

c/o CCF Holdings LLC
6785 Bobcat Way
Dublin, Ohio 43016
Attention: General Counsel
Email: broman@ccfi.com

Fax: (614) 798-5921

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                          to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:*

*      Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $                  .  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Note Custodian

*       This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

c/o CCF Holdings LLC
6785 Bobcat Way
Dublin, Ohio 43016
Attention: General Counsel
Email: broman@ccfi.com

Fax: (614) 798-5921

c/o American Stock Transfer & Trust Company, LLC
6201 15th Avenue

Brooklyn, NY  11219

Attn: Corporate Trust

Tel: (718) 921-8200

Re:       10.750% Senior PIK Notes due 2023

Reference is hereby made to the Indenture, dated as of December 12, 2018 (the “Indenture”), among CCF Holdings LLC and the Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to US$______________ principal amount of the Notes to be registered in the name of [transferor] (the “Transferor”). [The Transferor has requested an exchange or transfer of an interest in [$[_______] of the Note to _________ (the “Transferee”).] If this is a partial transfer, a minimum amount of US$1.00 or any integral multiple of US$1.00 in excess thereof of the Note will remain outstanding.

In connection with the exchange of all or a portion of the Note, the Transferor does hereby certify as follows (check the applicable transaction):

[CHECK ALL THAT APPLY]

(1) ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RESTRICTED GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2. ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and, if applicable, in compliance with the prospectus delivery requirements of the Securities Act.

(3) ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a) ☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144. The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture and the Securities Act.

(b) ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes, the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]
By:
Name:
Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) ☐ a beneficial interest in the Restricted Global Note (CUSIP [•]), or

(b) ☐ a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(a) ☐ a beneficial interest in the:

(i) ☐ Restricted Global Note (CUSIP [•]), or

(iii) ☐ Unrestricted Global Note (CUSIP [•]); or

(b) ☐ a Restricted Definitive Note; or

(c) ☐ an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

[Annex A-1]

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

c/o CCF Holdings LLC
6785 Bobcat Way
Dublin, Ohio 43016
Attention: General Counsel
Email: broman@ccfi.com

Fax: (614) 798-5921

c/o American Stock Transfer & Trust Company, LLC
6201 15th Avenue

Brooklyn, NY  11219

Attn: Corporate Trust

Tel: (718) 921-8200

Re:       10.750% Senior PIK Notes due 2023

Reference is hereby made to the Indenture, dated as of December 12, 2018 (the “Indenture”), among CCF Holdings LLC and the Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

____________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $ in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

b) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

c) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

d) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

b) ☐ CHECK IF EXCHANGE IS FROM A RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE.  In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in in a Restricted Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]
By:
Name:
Title:
Dated: